SECURITIES AND EXCHANGE COMMISSION

                          Washington D.C. 20549

                                Form 8-K

            Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Act of 1934


Date of Report (Date of earliest event reported)    May 15, 1997


                           QUALITY SYSTEMS, INC.
          (Exact name of registrant as specified in its charter)



   California                     0-13801              95-2888568
 (State or other jurisdiction    (Commision          (IRS Employer
  of incorporation)              File Number)     Identification No.)


  17822 East 17th Street, Suite 210, Tustin, California            92680
  (Address of principal executive offices)                      (Zip code)


  Registrant's telephone number, including area code   (714) 731-7171
                          Not Applicable
      (Former name or former address, if changed since last report.)




Item 2.   Acquisition or Disposition of Assets.

      On May 15, 1997, Quality Systems, Inc. (the "Company") acquired substan-tially all of the assets of MicroMed Healthcare Information Systems, Inc., a Georgia corporation ("MicroMed"). The acquisition (the "Acquisition") was achieved pursuant to an Asset Purchase Agreement (the "Agreement"), dated
May 5, 1997, by and among MicroMed, the Company, MHIS Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company, and certain shareholders of MicroMed identified in the Agreement (the "Share-holders"). In connection with the Acquisition, MicroMed received $4,800,000 in cash with the possibility of receiving up to an additional $6,000,000 in cash and securities contingent upon certain performance criteria, pursuant to Section 1.5(b) of the Agreement. In determining the aggregate purchase price of MicroMed, the Company took into account the value of software companies of similar industry and size to MicroMed, comparable transactions, and the market for software companies generally. The source of Registrant's funds used for the Acquisition were its cash and cash equivalents of which the Registrant had $21,997,000 as of December 31, 1996.


Item 7.   Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired. No financial statements of the acquired business are required to be filed.

     (b) Pro Forma Financial Information. No pro forma financial information regarding the Acquisition is required to be filed.

     (c)  Exhibits

          2 Asset Purchase Agreement, dated May 5, 1997, by and among MicroMed Healthcare Information Systems, Inc., MHIS Acquisi-tion Corp., Quality Systems, Inc., and Stephen K. Puckett, Timothy Eggena, Jonathan Harmantas, Robert Davis, Matthew Tichenor and Robert Hale.

          99.1 Text of Press Release dated May 5, 1997.

          99.2 Text of Press Release dated May 15, 1997.

                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.

                              QUALITY SYSTEMS, INC.


May 29, 1997                  /s/ Robert G. McGraw
                              Robert G. McGraw
                              Vice President and Chief Financial Officer

                              INDEX TO EXHIBITS

Exhibit Description                                            Sequentially
                                                                 Number
                                                                  Page

  2     Asset Purchase Agreement, dated May 5, 1997, by and
        among MicroMed Healthcare Information Systems, Inc.,
        MHIS Acquisition Corp., Quality Systems, Inc., and
        Stephen K. Puckett, Timothy Eggena, Jonathan Harmantas,
        Robert Davis, Matthew Tichenor and Robert Hale.          6

99.1    Text of Press Release dated May 5, 1997.                 79

99.2    Text of Press Release dated May 15, 1997.                82




                              EXHIBIT 2

                        ASSET PURCHASE AGREEMENT

                             BY AND AMONG

             MICROMED HEALTHCARE INFORMATION SYSTEMS, INC.,
                          a Georgia corporation


                         MHIS ACQUISITION CORP.
                        a California corporation


                         QUALITY SYSTEMS, INC.,
                        a California corporation

                                   AND

                           STEPHEN K. PUCKETT,
                             TIMOTHY EGGENA,
                           JONATHAN HARMANTAS,
                              ROBERT DAVIS,
                            MATTHEW TICHENOR
                                   AND
                               ROBERT HALE


                            TABLE OF CONTENTS

                                                                       Page
ARTICLE I PURCHASE AND SALE OF ASSETS AND PURCHASE PRICE . . . . . . . .  8
     1.1  Purchase and Sale of Assets. . . . . . . . . . . . . . . . . .  8
     1.2  Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . 10
     1.3  Assumption of Liabilities. . . . . . . . . . . . . . . . . . . 10
     1.4  Excluded Liabilities . . . . . . . . . . . . . . . . . . . . . 11
     1.5  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . 12
     1.6  Capitalized Software . . . . . . . . . . . . . . . . . . . . . 17
     1.7  Allocation of Purchase Price . . . . . . . . . . . . . . . . . 17

ARTICLE II        CLOSING. . . . . . . . . . . . . . . . . . . . . . . . 18
     2.1  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     2.2  Instruments of Conveyance and Transfer . . . . . . . . . . . . 18
     2.3  Further Assurances . . . . . . . . . . . . . . . . . . . . . . 19
     2.4  Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE SELLER . . . . . 19
     3.1  Corporate Existence. . . . . . . . . . . . . . . . . . . . . . 20
     3.2  Corporate Power and Authority. . . . . . . . . . . . . . . . . 20
     3.3  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.4  Consents and Approvals of Governmental Authorities . . . . . . 21
     3.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . 21
     3.6  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . 21
     3.7  Absence of Certain Changes . . . . . . . . . . . . . . . . . . 22
     3.8  Title to Properties; Encumbrances; Program Matters . . . . . . 23
     3.9  Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.10 Intellectual Property. . . . . . . . . . . . . . . . . . . . . 26
     3.11 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     3.12 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     3.13 Contracts and Commitments. . . . . . . . . . . . . . . . . . . 29
     3.14 Suppliers and Customers. . . . . . . . . . . . . . . . . . . . 30
     3.15 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 31
     3.16 Employment Law Matters . . . . . . . . . . . . . . . . . . . . 32
     3.17 Environmental Matters. . . . . . . . . . . . . . . . . . . . . 33
     3.18 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 33
     3.19 Licenses, Permits and Authorizations . . . . . . . . . . . . . 34
     3.20 Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     3.21 Business Trade Receivables and Business Payables . . . . . . . 34
     3.22 Investment Matters . . . . . . . . . . . . . . . . . . . . . . 35
     3.23 Related Party Transactions . . . . . . . . . . . . . . . . . . 37
     3.24 Equipment, Etc . . . . . . . . . . . . . . . . . . . . . . . . 37
     3.25 Condition of Tangible Assets . . . . . . . . . . . . . . . . . 37
     3.26 Sufficiency of Assets. . . . . . . . . . . . . . . . . . . . . 37
     3.27 Tax Returns and Payments . . . . . . . . . . . . . . . . . . . 38
     3.28 Safe Deposit Boxes . . . . . . . . . . . . . . . . . . . . . . 38
     3.29 Broker's and Finder's Fees . . . . . . . . . . . . . . . . . . 38
     3.30 Disclosure of Confidential Information . . . . . . . . . . . . 38
     3.31 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. . . . 39
     4.1  Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     4.2  Power and Authority. . . . . . . . . . . . . . . . . . . . . . 39
     4.3  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . 39
     4.4  Consents and Approvals of Governmental Authorities . . . . . . 40
     4.5  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     4.6  Broker's and Finder's Fees . . . . . . . . . . . . . . . . . . 40

ARTICLE V CERTAIN OBLIGATIONS OF THE PARTIES PRIOR TO CLOSING. . . . . . 40
     5.1  Access Prior to the Closing. . . . . . . . . . . . . . . . . . 40
     5.2  Confidentiality Prior to the Closing . . . . . . . . . . . . . 41
     5.3  Conduct Prior to Closing Date. . . . . . . . . . . . . . . . . 41
     5.4  Prohibited Transactions Prior to Closing Date. . . . . . . . . 42
     5.5  Closing Balance Sheet. . . . . . . . . . . . . . . . . . . . . 42
     5.6  Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.7  Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.8  No Negotiations, Etc . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE VI     CONDITIONS TO THE PURCHASER'S OBLIGATIONS . . . . . . . . 43
     6.1  Representations and Warranties True. . . . . . . . . . . . . . 43
     6.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . 43
     6.3  No Adverse Changes . . . . . . . . . . . . . . . . . . . . . . 43
     6.4  Transfer Instruments . . . . . . . . . . . . . . . . . . . . . 44
     6.5  Opinion of Counsel to the Seller . . . . . . . . . . . . . . . 44
     6.6  Employment Agreements. . . . . . . . . . . . . . . . . . . . . 44
     6.7  Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.8  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.9  Resolutions. . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.10 Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.11 Absence of Litigation. . . . . . . . . . . . . . . . . . . . . 45

ARTICLE VII    CONDITIONS TO THE SELLER'S OBLIGATIONS. . . . . . . . . . 45
     7.1  Representations and Warranties True. . . . . . . . . . . . . . 45
     7.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . 45
     7.3  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     7.4  Absence of Litigation. . . . . . . . . . . . . . . . . . . . . 46
     7.5  No Adverse Changes . . . . . . . . . . . . . . . . . . . . . . 46
     7.6  Authorizations and Approvals . . . . . . . . . . . . . . . . . 46
     7.7  Opinion of Counsel to the Purchaser. . . . . . . . . . . . . . 46
     7.8  Employment Agreements. . . . . . . . . . . . . . . . . . . . . 46
     7.9  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 46
     7.10 Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE VIII   [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE IX     CERTAIN POST-CLOSING COVENANTS. . . . . . . . . . . . . . 47
     9.1  Financial Statements; Books and Records; Access. . . . . . . . 47
     9.2  Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . 47
     9.3  Noncompetition; Confidentiality. . . . . . . . . . . . . . . . 47
     9.4  Public Reports and Disclosure Cooperation. . . . . . . . . . . 49
     9.5  Sales Tax Receipt. . . . . . . . . . . . . . . . . . . . . . . 50
     9.6  Further Funding. . . . . . . . . . . . . . . . . . . . . . . . 50
     9.7  Name Changes . . . . . . . . . . . . . . . . . . . . . . . . . 50
     9.8  Seller and Purchaser Operations. . . . . . . . . . . . . . . . 50
     9.9  Software Promotion . . . . . . . . . . . . . . . . . . . . . . 51
     9.10 Guaranty; Certain Financial Incentives . . . . . . . . . . . . 51
     9.11 Sales Leads. . . . . . . . . . . . . . . . . . . . . . . . . . 52
     9.12 Successor Executive. . . . . . . . . . . . . . . . . . . . . . 52
     9.13 Conduct of Acquired Business . . . . . . . . . . . . . . . . . 53
     9.14 Board Composition and Representation . . . . . . . . . . . . . 53
     9.15 Noninterference. . . . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE X SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
          INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 53
     10.1 Survival of Representations and Warranties . . . . . . . . . . 53
     10.2 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE XI     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . 58
     11.1 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 58
     11.2 Effect of Termination. . . . . . . . . . . . . . . . . . . . . 58

ARTICLE XII    MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . 58
     12.1 Public Announcements . . . . . . . . . . . . . . . . . . . . . 58
     12.2 Amendment; Waiver. . . . . . . . . . . . . . . . . . . . . . . 59
     12.3 Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . 59
     12.4 Bulk Sales Law Waiver. . . . . . . . . . . . . . . . . . . . . 59
     12.5 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     12.6 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     12.7 Governing Law; Consent to Jurisdiction . . . . . . . . . . . . 62
     12.8 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 62
     12.9 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     12.10     Entire Agreement. . . . . . . . . . . . . . . . . . . . . 62
     12.11     Severability. . . . . . . . . . . . . . . . . . . . . . . 62
     12.12     No Third Party Beneficiaries. . . . . . . . . . . . . . . 62
     12.13     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 63
     12.14     Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . 63
     12.15     Arbitration . . . . . . . . . . . . . . . . . . . . . . . 63
     12.16     Recitals; Definitions . . . . . . . . . . . . . . . . . . 63


                             LIST OF SCHEDULES

Schedule 1.1(c)   Computer Software, Computer Hardware and Telephone Switches
Schedule 1.1(e)   Inventory
Schedule 1.1(f)   Personal Property
Schedule 1.1(l)   Prepaid Expenses
Schedule 1.2(g)   Other Items
Schedule 1.3      Bayfront Letter Agreement
Schedule 1.5(d)   Revenue Recognition and Software Capitalization Policies of Purchaser
                  Purchaser
Schedule 1.5(e)   March 31, 1997 List Prices
Schedule 1.5(f)   Potential Adjustment Expense
Schedule 3.1      Jurisdictions
Schedule 3.4      Consents and Approvals of Governmental Authorities
Schedule 3.5-1    Financial Statements
Schedule 3.5-2    GAAP Exceptions
Schedule 3.6      Liabilities
Schedule 3.7      Absence of Certain Changes
Schedule 3.8(a)   Liens
Schedule 3.8(e)   Material Bugs
Schedule 3.8(f)   Technical Documentation
Schedule 3.8(g)   Software Contracts
Schedule 3.9      Leases
Schedule 3.10     Intellectual Property
Schedule 3.10-1   Sole Rights to Patents, Trademarks, Etc.
Schedule 3.10-2   Limited Rights to Patents, Trademarks, Etc.
Schedule 3.11     Litigation
Schedule 3.12     Insurance Policies
Schedule 3.13(a)  Contracts and Commitments
Schedule 3.13(d)  Take-or-Pay Contracts
Schedule 3.14(b)  Customers
Schedule 3.15     Employee Benefit Plans
Schedule 3.17     Environmental Matters
Schedule 3.19     Licenses, Permits and Authorizations
Schedule 3.21-1   Business Trade Receivables
Schedule 3.21-2   Business Payables
Schedule 3.22     Non-Accredited Investors
Schedule 3.23     Related Party Transactions
Schedule 3.24     Equipment
Schedule 3.27     Tax Returns and Payments
Schedule 3.29     Broker's and Finder's Fees
Schedule 5.7      Consent Matters
Schedule 6.5      Opinion of Counsel to the Seller
Schedule 6.6-1    Employment Agreement of Stephen K. Puckett
Schedule 6.6-2    Employment Agreement of Timothy Eggena
Schedule 6.6-3    Employment Agreement of Jonathan Harmantas
Schedule 6.6-4    Employment Agreement of Robert Davis
Schedule 6.6-5    Employment Agreement of Matthew Tichenor
Schedule 7.5      Adverse Changes
Schedule 9.3      Geographic Area
Schedule 9.6      Further Funding/Budgets
Schedule 9.10     Option Grants
Schedule 9.13     Policies Relating to Conduct of Acquired Business
Schedule 10.2(g)  Indemnification Limitation


                          ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made and entered into on May 5, 1997 by and among MICROMED HEALTHCARE INFORMATION SYSTEMS, INC., a Georgia corporation (the "Seller"), and MHIS ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of QSI (the "Purchaser"), QUALITY SYSTEMS, INC., a California corporation ("QSI"), and STEPHEN K. PUCKETT ("Puckett"), TIMOTHY EGGENA ("Eggena"), JONATHAN HARMANTAS ("Harmantas"), ROBERT DAVIS ("Davis"), MATTHEW TICHENOR ("Tichenor") and ROBERT HALE ("Hale") (collectively, Puckett, Eggena, Harmantas, Davis, Tichenor and Hale referred to herein as the "Shareholders").


                             R E C I T A L S:

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, substantially all of the assets, properties and rights, including, but not limited to, technology and intellectual property, and certain proprietary software and systems developed by Seller which consti-tute the business of the Seller (collectively, the "Business");

     WHEREAS, QSI has previously loaned to Seller $200,000 under the terms of an unsecured Promissory Note dated March 17, 1997 in anticipation of consum-mating the transactions contemplated herein;

     WHEREAS, concurrent with the execution of this Agreement, Seller has refinanced such $200,000 loan and borrowed an additional $350,000 under the terms of a Secured Promissory Note in the amount of $550,000 (the "Bridge Loan") secured by a Security Agreement and Source Code Escrow Agreement, all of even date herewith, in anticipation of consummating the transactions contemplated herein;

     WHEREAS, Purchaser desires that the current management of Seller (the "Existing Management") remain in certain management positions of the Business as such Business exists and is conducted commencing as of April 1, 1997 (the "Acquired Business");

     WHEREAS, the parties acknowledge that the achievement of certain performance criteria set forth herein is required for (i) the continued management role of the Existing Management with respect to the Acquired Business, and (ii) the ability of the Seller to qualify for Contingent Payment set forth in Section 1.5 herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                 AGREEMENT

                                DEFINITIONS

     As used in this Agreement, the terms set forth below are defined as follows (with respect to any financial terms contained herein, the definition of such terms shall be as defined under Generally Accepted Accounting Principles unless otherwise specifically defined herein, and in the event of any disparity between the definitions of any term set forth below and any subsequent definition of such term as set forth in the text of the Agreement, such subsequent definition shall govern):

          "AAA" shall mean the American Arbitration Association.

          "Act" shall mean the Securities Act of 1933, as amended.

          "Acquired Business" shall mean the Business as it is conducted upon April 1, 1997 and thereafter.

          "Acquired Business Revenues," shall have the meaning set forth in
     Section 1.5(e).

          "Action" shall mean all actions, claims and proceedings and, to the best knowledge of such entity, investigations to which such entity is a party.

          "Add Back Expenses" shall have the meaning set forth in Section
     1.5.

          "Additional Expenses" shall have the meaning set forth in Section
     1.5.

          "Adjustment Expenses" shall have the meaning set forth in Section
     1.5.

          "Advisors" shall mean a party's counsel, accountants and other authorized agents and representatives.

          "Affiliate" or "Affiliates" shall mean, with respect to any Shareholder, individual, partnership, corporation, association, business trust, joint venture, governmental entity or other entity of any nature ("Person"), any Person that controls, is controlled by, or is under common control with, such Person.

          "Assumed Liabilities" shall have the meaning set forth in Section
     1.3.

          "Audited Financial Statements" shall have the meaning set forth in
     Section 1.5(d).

          "Average Daily Net Sales" shall mean the number computed by dividing the sum of Total Net Revenues of the Acquired Business for the twelve (12) months ending March 31, 1998 by 365.

          "Bridge Loan" shall mean that certain $550,000 secured loan made by QSI to Seller under the terms of a Secured Promissory Note dated May 5, 1997.

          "Business" shall mean substantially all of the assets, properties and rights, including, but not limited to, technology and intellectual property, and certain proprietary software and systems developed by Seller which constitute the business of the Seller.

          "Business Payables" shall mean all trade payables, liabilities and deferred revenue incurred by the Seller resulting from Seller's ownership, conduct and operation of the Business in the ordinary course. Business Payables shall not include trade payables or liabilities arising from Seller's transaction costs including, without limitation, costs and expenses related to the sale of the Transferred Assets such as applicable attorneys' and accountants' costs and expenses.

          "Business Trade Receivables" shall mean all accounts receivable of the Business resulting from Seller's ownership, conduct and operation of the Business in the ordinary course.

          "Clinitec" shall mean Clinitec International, Inc., a California corporation, and a wholly-owned subsidiary of QSI.

          "Closing" shall mean the closing of the transactions contemplated by this Agreement.

          "Closing Balance Sheet" shall have the meaning set forth in Section
     5.5.

          "Closing Date" shall mean May 15, 1997.

          "Closing Date Financial Statements" shall have the meaning set forth in Section 3.5.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Confidential Matters" shall mean all secrets, know-how, processes, formulas, discoveries, improvements, designs, business affairs and other secrets.

          "Contingent Payment" shall have the meaning set forth in Section
     1.5(b).

          "Damages" shall have the meaning set forth in Section 10.2.

          "Davis" shall mean Robert Davis.

          "Days Sales Outstanding" shall mean the number computed by dividing Purchaser's accounts receivable before any allowance for doubtful accounts at March 31, 1998 by Average Daily Net Sales.

          "Deductible Revenues" shall have the meaning set forth in Section 1.5(e).

          "Eggena" shall mean Timothy Eggena.

          "Employee Benefit Plan" shall mean each of the employee benefit plans disclosed on Schedule 3.15(a).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Existing Management" shall mean the Shareholders.

          "Excluded Assets" shall have the meaning set forth in Section 1.2.

          "Excluded Liabilities" shall have the meaning set forth in Section
     1.4.

          "Executive Committee" shall have the meaning set forth in
     Section 9.14.

          "Financial Statements" shall have the meaning set forth in Section
     3.5.

          "Hale" shall mean Robert Hale.

          "Harmantas" shall mean Jonathan Harmantas.

          "Income From Operations" shall mean income or loss before
     (i) investment and interest income, (ii) interest expense attributable solely to the Working Capital Line of Credit, and (iii) any provision for income taxes. Investment and interest income, interest expense attributable solely to the Working Capital Line of Credit and any provision for income taxes shall be set forth as separate line items in the Audited Financial Statements.

          "Indemnified Party" shall have the meaning set forth in Section
     10.1.

          "Indemnifying Party" shall have the meaning set forth in Section
     10.1.

          "Intellectual Property" shall have the meaning set forth in Section 1.1(h).

          "Inventory" shall mean all finished goods, work-in-process, packaging, supplies, spare parts, raw materials and other miscellaneous inventories, whether current, excess or obsolete used in the Business, wherever located.

          "Investors" shall mean Seller and the Shareholders.

          "JAMS" shall mean the Judicial Arbitration & Mediation Services,
     Inc.

          "Leasehold" shall mean the Premises including all fixtures existing thereon.

          "Lien" shall have the meaning set forth in Section 3.8(d).

          "Liability" shall mean all debts, liabilities, commitments or obligations of any nature, absolute, accrued, contingent or otherwise.

          "March 31, 1997 Balance Sheet" shall mean the balance sheet as of March 31, 1997.

          "Material Bug" shall mean a program defect that severely impacts a client's business process. Such defects require an immediate program modification but exclude any requested functionality that extends beyond the program's standard functional specifications.

          "Material Contracts" shall mean all of the documents identified on Schedules 3.9, 3.10, 3.13 and 3.15.

          "MicroMed Name" shall mean MicroMed Healthcare Information Systems,
     Inc.

          "OSHA" shall mean the Occupational Safety and Health
     Administration.

          "Permit" shall mean all licenses, permits, authorizations, approvals, consents, franchises and orders required for the conduct and operation of the Business.

          "Permitted Liens" shall mean (i) Liens for taxes (excluding Liens for taxes arising out of the Transfer of the Transferred Assets) not yet delinquent or the validity of which are being contested in good faith,
     (ii) Liens for purchase money security interests described on Schedule 3.8(a), and (iii) Liens described on Schedule 3.8(a) which Seller has agreed that it will discharge.

          "Person" shall mean any individual, partnership, corporation, association, business trust, joint venture, governmental entity or other entity of any nature.

          "Personal Property Taxes" shall mean ad valorem taxes imposed upon the Transferred Assets other than the Premises.

          "Post Closing Financial Statements" shall have the meaning set forth in Section 3.5.

          "Premises" shall mean the Seller's leasehold interest in the premises located at 3405 Piedmont Road, Suite 350, Atlanta, Georgia 30305.

          "Pretax Operating Income" shall have the meaning set forth in
     Section 1.5(e).

          "Pretax Operating Loss" shall mean Pretax Operating Income of less than zero.

          "Previously Delivered Financial Statements" shall have the meaning set forth in Section 3.5.

          "Program" shall mean all versions (existing and future), components and available add-on modules of the computer program marketed commonly as "MicroMed".

          "Puckett" shall mean Stephen K. Puckett.

          "Purchaser" shall mean MHIS Acquisition Corp., a California corporation.

          "QSI" shall mean Quality Systems, Inc., a California corporation.

          "QSI Shares" shall mean shares of QSI's authorized and previously unissued Common Stock.

          "QSI Share Value" shall mean the average last trade price of the QSI Shares as reported on the NASDAQ National Market for the twenty (20) trading days immediately prior to June 29, 1998.

          "Real Property Taxes" shall mean ad valorem taxes imposed upon the Premises, general assessments imposed with respect to the Premises and special assessments upon the Premises, whether payable in full or by installments prior to the Closing Date.

          "Recoverable Disbursements" shall mean any cash payments made by Seller during the period from March 17, 1997 through and including the Closing Date for bonuses, loans (including, but not limited to, repayment of any existing loans from shareholders), any distributions (other than ordinary course salaries, benefits and expense reimbursements not related to the sale of the Transferred Assets) to Seller's Shareholders for any purpose, and any costs and expenses related to the sale of the Transferred Assets and ongoing Acquired Business (including, but not limited to, Seller's attorney's and accountant's costs and expenses).

          "Seller" shall mean MicroMed Healthcare Information Systems, Inc., a Georgia corporation.

          "Seller's Knowledge" shall mean the knowledge of the officers, directors and shareholders of Seller.

          "Shareholders" shall mean Puckett, Davis, Eggena, Hale, Harmantas and Tichenor.

          "Software Contracts" shall have the meaning set forth in Section
     3.8(g).

          "Technical Documentation" shall mean all technical and descriptive materials owned by Seller relating to the acquisition, design development, use or maintenance of computer code and program documentation in any and all computer programming languages. The Technical Documentation includes the source code, system documentation, statements or principles of operation, and schematics for the Program, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any program (including compilers), "workbenches," tools and higher level (or "proprietary") language used for the development, maintenance, and implementation of the Program.

          "Tichenor" shall mean Matthew Tichenor.

          "Total Net Revenues" shall mean revenues of the Acquired Business that constitute the ongoing major or central operations less all related sales returns, allowances, discounts and the like. Total Net Revenues shall be set forth as a separate line item in the Audited Financial Statements.

          "Transfer" shall mean to sell, transfer, convey, assign and deliver.

          "Transferred Assets" shall have the meaning set forth in Section
     1.1.

          "Union Contract" shall mean any collective bargaining agreement or agreement with a union.

          "Working Capital" shall mean current assets minus current liabilities. For purposes of this calculation, the Working Capital Line of Credit, and related accrued interest thereon, shall be considered a long-term liability.

          "Working Capital Line of Credit" shall mean the $2 million line of credit set forth in Section 9.6.


                                ARTICLE I
             PURCHASE AND SALE OF ASSETS AND PURCHASE PRICE

     1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.1) the Seller shall sell, transfer, convey, assign and deliver ("Transfer") to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in and to all of the properties, assets, contracts, rental agreements, purchase orders, sales orders and leases of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, relating to the Business as of the Closing Date, less and except the Excluded Assets (as defined in Section 1.2) (after giving effect to the exclusion of the Excluded Assets, such assets are hereinafter collectively referred to as the "Transferred Assets"), free and clear of all Liens (as defined in Section 3.8(d)) except for Permitted Liens (as defined in Section 3.8(a)) including, without limitation:

          (a) the Seller's leasehold interest in the Premises, including all fixtures and rights to fixtures existing thereon ("Leasehold");

          (b) all equipment, furniture, office and computer equipment, spare parts, supplies, machinery and tools set forth on Schedule 3.24 and rights to obtain same under the Leasehold;

          (c) all versions of computer software including, without limitation, the program (the "Program"), known commonly as "MicroMed," and its documentation, including source code, object code, related programming tools, Technical Documentation and systems documentation (including the technical descriptive materials relating to the use or maintenance of all versions of such software), computer hardware and telephone switches set forth on Schedule 1.1(c);

          (d)   all vehicles and related equipment set forth on Schedule
     3.24;

          (e) all Inventory, a complete and accurate list of which is set forth on Schedule 1.1(e);

          (f) all leases of personal property, rental agreements, commitments, purchase orders and sales orders (including unfilled customer orders for products of the Business), license agreements, service agreements, maintenance agreements, custom software agreements, distribution agreements, supply agreements and other contracts, agreements and understandings, whether written or oral, of or relating to the Business as set forth on Schedule 1.1(f);

          (g)   any Business Trade Receivables (as defined in Section 3.21);

          (h) all intellectual property rights, both registered and at common law, relating to the Business, irrespective of where any of the same were issued, whether pending or existing (collectively, the "Intellectual Property"), as set forth on Schedule 3.10, including, without limitation, all: United States and foreign patents or any descriptions and applications therefor; registrations of trademarks, service marks and of other marks, registrations of trade names, labels, logos, trading styles or other trade rights, registered user entries, and applications for any such registrations or entries; United States and foreign copyrights, copyright registrations and applications therefor; United States and foreign trademarks and other marks, trade names, labels and other trade rights, whether or not registered, and applications therefor; trade secrets, know-how, inventions, discoveries, improvements, engineering or other drawings, designs, processes and formulae, whether patented or patentable or not; customer lists, technical data, marketing information and plans, software, software documentation and software source code(s); any other proprietary information or intangible rights related in any way to the Business; shop rights, license agreements and other agreements relating in whole or in part to any of the foregoing; and all claims and causes of action on behalf of the Seller or against third parties relating to any of the foregoing, including claims and causes of action for past infringement;

          (i) all books, records and confidential information which have been reduced to writing relating to the Business, including without limitation (i) diagrams, drawings and other technical papers, (ii) payroll and employee benefit records, (iii) inventory, maintenance and asset history records, and (iv) customer lists and records, but excluding such writings pertinent to corporate, financial or administrative matters to the extent not germane to the Business (delivery of such books and records to be deemed to occur at 11:59 p.m. on the Closing Date);

          (j) the names "MicroMed" and "MicroMed Healthcare Information Systems, Inc.," and any derivation thereof, and all of the right, title and interest of the Seller in the logos relating to such names, including the goodwill associated with each of the foregoing, to the extent owned by Seller;

          (k) all cash and cash equivalents, if any, in the amount shown on the Closing Balance Sheet (as defined in Section 5.5); and

          (l) those prepaid expenses paid by Seller on or prior to Closing Date in respect of the Business as set forth on Schedule 1.1(l).

     1.2 Excluded Assets. Notwithstanding anything in Section 1.1 to the contrary, the Seller shall retain all of its right, title and interest in and to all of, and shall not Transfer to the Purchaser any of, the following assets, rights and properties (the "Excluded Assets"):

          (a) all federal, state, local and foreign income tax deposits paid by the Seller in connection with the income or operations of the Business, with respect to any period ending on or before the Closing Date;

          (b) any proceeds paid or payable in accordance with this Agreement;

          (c) all minute books, stock books and similar corporate records of the Seller (provided reasonable copies thereof are supplied to Purchaser);

          (d) any rights of the Seller in, to or under any collective bargaining agreement or union contract (individually, a "Union Contract" and, collectively, the "Union Contracts") to which the Seller is a party or by which the Seller, any of its employees or the Business are bound;

          (e) any assets relating to any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any other plans, programs or arrangements of any kind relating to employee benefits sponsored or maintained by the Seller for the benefit of the employees or former employees of the Business;

          (f)   any assets not relating to the Business;

          (g)   any other items set forth on Schedule 1.2(g); and

          (h) the Seller's right to enforce the Purchaser's representations, warranties and covenants hereunder and all other rights of the Seller under this Agreement or any instrument executed pursuant hereto.

     1.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, on the Closing Date, the Purchaser shall assume and agree to pay, perform and discharge when due only the following liabilities and obligations of the Seller (the "Assumed Liabilities"):

          (a)   the Seller's Business Payables as defined in Section 3.21
     (and as specifically identified as assumed by the Purchaser on Schedule 3.21-2 or otherwise arising out of the ordinary course of business since March 31, 1997) and, to the extent specifically assigned to the Purchaser under this Agreement, its obligations under (i) leases of real and personal property, (ii) rental agreements, (iii) commitments, (iv) manufacturing agreements, (v) purchase orders, (vi) sales orders (including unfilled customer orders for products of the Business) and
     (vii) other contracts and agreements of or relating to the Business, including, without limitation, all contracts and agreements disclosed on the Schedules to this Agreement and as specifically assigned to and assumed, in writing, by Purchaser; and

          (b) the Seller's obligations under contracts with persons, firms or corporations engaged in the sale, distribution, or maintenance of the Business' products, to the extent specifically assigned under this Agreement, including without limitation, $363,000 to be paid subsequent to the Closing Date to Bayfront Medical Center, Inc. in connection with that certain Letter Agreement dated August 1, 1995, as amended (attached hereto as Schedule 1.3), between Seller and Bayfront Medical Center, Inc. wherein Seller is obligated to pay $575,000 to Bayfront Medical Center, Inc. of which $212,000 was paid by Seller at Closing.

     1.4  Excluded Liabilities.

          (a) Except for the Assumed Liabilities set forth in Section 1.3, the Purchaser shall not assume, and shall have no liability for, any debts, liabilities, obligations, expenses, taxes, contracts or commitments of the Seller or the Business of any kind, character or description, whether accrued, absolute, contingent or otherwise, arising out of any act or omission occurring or state of facts existing prior to or on the Closing Date (the "Excluded Liabilities"). The Seller shall remain fully liable for the Excluded Liabilities.

          (b) The Purchaser shall be free to hire such persons, whether or not employees of the Seller, on such terms and conditions of employment as the Purchaser shall determine in the exercise of its sole discretion, and nothing in this Agreement shall establish any enforceable rights, legal or equitable, in any person other than the parties hereto, including, without limitation, any employee of the Seller or any beneficiary of such employee, beyond those which constitute Assumed Liabilities pursuant to
     Section 1.3. Any claim, including any claim for benefits, asserted, by or on behalf of any person with respect to such person's employment by the Purchaser, shall be governed solely by applicable employment policies and employee benefit plans, if any, which the Purchaser shall adopt after the Closing Date, as construed in accordance with applicable federal and state law. Notwithstanding anything contained herein to the contrary, the Purchaser shall not be obligated to establish or maintain for the benefit of employees of the Acquired Business any employee benefit plan or fringe benefit arrangement of any kind, including, but not limited to, ERISA plans. The Seller will retain sole and complete responsibility for the administration of, and benefits payable under, all employee benefit plans maintained by Seller for the benefit of the employees of the Seller on or prior to the Closing Date subject to the terms of such plans, other than benefits payable that are specifically assumed in writing by Purchaser under this Agreement. Notwithstanding anything to the contrary herein, the Purchaser may, in its sole and absolute discretion, terminate, with or without cause, any employee hired by the Purchaser in connection with the transactions contemplated hereby except with respect to the provisions of any written employment agreement between the Acquired Business and such employee.

     1.5  Purchase Price.

          (a) At the Closing, Purchaser shall (i) assume the Assumed Liabilities and (ii) pay to Seller $4,800,000 as follows: (A) deliver within three (3) days of the Closing Date a check to Bayfront Medical Center, Inc. in the amount of $212,000; and (B) pay to Seller $4,588,000 less the Recoverable Disbursements, if any, in cash;

          (b) Up to an additional $6 million shall be paid by Purchaser no later than ninety (90) days after March 31, 1998 ("Contingent Payment") subject to and contingent upon the Acquired Business (i) achieving the requirements set forth in Section 1.5(c) and (ii) the performance criteria specified in this Section 1.5(b) below. At the sole option of Purchaser's Board of Directors, up to 15% of the Contingent Payment may be paid by Purchaser with QSI Shares at the QSI Share Value with a cash payment made in lieu of any fractional share issuance. The remaining portion of the Contingent Payment not paid in QSI Shares shall be paid in cash. The amount of the Contingent Payment will be based on the audited financial performance (as set forth in Section 1.5(d)) of the Acquired Business for the twelve (12) month period ending March 31, 1998 as set forth in Section 1.5(d). If both Acquired Business Revenues and Pretax Operating Income are not at least $3.8 million and $600,000, respectively, then there will be no Contingent Payment of any amount regardless of whether either of these measures individually exceed the required respective specified minimum amounts. If both Acquired Business Revenues and Pretax Operating Income equal or exceed $5 million and $1.2 million, respectively, then the Contingent Payment shall be $6 million. For Acquired Business Revenues of at least $3.8 million and Pretax Operating Income of at least $600,000, the Contingent Payment amount will be the average of the amounts for each of these items indicated in the following table.

                      (in millions)

                   Criteria
          Acquired           Pretax         Contingent
          Business         Operating         Payment
          Revenues           Income          Amount
          --------         ---------        ----------

            $5.00             $1.20           $6.000
             4.90              1.15            5.667
             4.80              1.10            5.333
             4.70              1.05            5.000
             4.60              1.00            4.667
             4.50              0.95            4.333
             4.40              0.90            4.000
             4.30              0.85            3.667
             4.20              0.80            3.333
             4.10              0.75            3.000
             4.00              0.70            2.667
             3.90              0.65            2.333
             3.80              0.60            2.000


     For example, if the Acquired Business attains $4.79 million in Acquired Business Revenues and $760,000 in Pretax Operating Income, then the Contingent Payment will be ($5 million + $3 million) / 2 = $4 million. Each level in the table must be attained or exceeded in order to qualify for utilizing the Contingent Payment indicated for that level in the calculation (i.e., Acquired Business Revenues and Pretax Operating Income will be rounded down to the nearest level). Purchaser and Seller further agree that for any software and/or system which is shipped as of March 31, 1998, for which installation is not complete as of March 31, 1998, the revenues and related costs (e.g., sales commissions and labor installation costs) will be accrued as of March 31, 1998, in the same manner as if installation had been completed as of March 31, 1998.

          (c)   In addition, to be eligible for any Contingent Payment:

                      (i) For the period commencing one (1) day after the Closing Date through June 30, 1997 and for each of the quarterly periods ending September 30, 1997, December 31, 1997, and March 31, 1998, Purchaser shall not incur a Pretax Operating Loss exceeding ($250,000) for any of these periods.

                      (ii) For the periods commencing one (1) day after the Closing Date through (A) September 30, 1997, (B) December 31, 1997, and (C) March 31, 1998, respectively, Purchaser shall not incur a cumulative Pretax Operating Loss exceeding ($500,000) for any of these periods.

                     (iii) The outstanding principal balance due QSI under the Working Capital Line of Credit may not exceed $1.25 million at any time commencing with the Closing Date and ending June 30, 1997.

                     (iv) The outstanding principal balance due QSI under the Working Capital Line of Credit may not exceed $1.75 million at any time during the quarter ending September 30, 1997.

                     (v) At any time from the Closing Date through March 31, 1998, the outstanding principal balance due QSI under the Working Capital Line of Credit may not exceed $2 million and the cash requirements of the Purchaser may not exceed the $2.00 million Working Capital Line of Credit, plus cash generated solely from the ongoing operations of the Acquired Business.

                     (vi) As of March 31, 1998, the Purchaser's Days Sales Outstanding shall not exceed one hundred eighty (180) days and the Purchaser's accounts receivable aging shall be such that the percentage of total receivables in excess of fifty-nine (59) days outstanding is less than fifty-five percent (55%).

          (d) The audited financial performance of the Acquired Business shall consist of the combined audited income statement (or statement of operations as the case may be) of the Acquired Business of the Seller for the period commencing April 1, 1997 through the Closing Date and the audited income statement (or statement of operations as the case may be) of the Acquired Business of the Purchaser for the period commencing the day immediately following the Closing Date through March 31, 1998 ("Audited Financial Statements"). All financial statements identified in this Section 1.5(d) shall be prepared in accordance with Generally Accepted Accounting Principles. Schedule 1.5(d) sets forth Purchaser's revenue recognition and software capitalization policies for the Acquired Business which are in accordance with Generally Accepted Accounting Principles and which shall be applied consistently throughout the twelve
     (12) month period ending March 31, 1998. The auditors shall be the same firm which performs the audit of QSI's consolidated financial statements for the fiscal year ending March 31, 1998.

          (e) "Acquired Business Revenues," as that term is utilized in this Agreement, will be computed by starting with Total Net Revenues and such amount will be adjusted by deducting therefrom all revenues which are included in Total Net Revenues ("Deductible Revenues") for the applicable period during the twelve (12) months ending March 31, 1998, other than the following:

                       (i) Revenues from the sale of systems, upgrades and supplies for which the related discount, if any, from the March 31, 1997, list price, as set forth on Schedule 1.5(e), does not exceed twenty-five percent (25%) unless approved in writing in advance by QSI;

                      (ii)    Maintenance revenues;

                      (iii) Time and materials or fixed fee contract revenues generated from users of the Program, e.g., revenues from customer funded software development projects, specially contracted training projects and specially contracted consulting projects.

                      (iv) Revenues from sales of source code for customer's own internal use which will not be used to compete against Purchaser or QSI;

                      (v) Royalties for referring customers, such as Purchaser's dealings with Netsolve;

                      (vi) Transaction revenues based on usage of the Acquired Business software, e.g., revenues from a service bureau utilizing the Program that have contracted with the Acquired Business to pay for its utilization of the Program by paying the Acquired Business a specified percentage of the revenues earned by the service bureau from providing specified services to the customers of the service bureau; and

                     (vii) Normal business directions other than the above and which will be mutually agreed upon in writing by Purchaser and QSI.

     "Pretax Operating Income" as that term is utilized in this Agreement will be computed by starting with Income From Operations for the applicable period and such amount will be adjusted by deducting the gross margin contribution of the Deductible Revenues from Income From Operations, adding back to Income From Operations certain identified expenses that were deducted from Total Net Revenues to arrive at Income From Operations ("Add Back Expenses") and deducting certain identified expenses from Income From Operations which have not been deducted from Total Net Revenues to arrive at Income From Operations ("Additional Expenses"). (Add Back Expenses and Additional Expenses are collectively "Adjustment Expenses.")

          (f) All Adjustment Expenses must be designated as such in writing by both QSI and Purchaser's President prior to their incursion. If QSI and Purchaser's President cannot agree whether an expense will be an Adjustment Expense, both parties will use reasonable best efforts to resolve the dispute. If the dispute cannot be resolved between the two parties, then the parties will go to arbitration in accordance with
     Section 12.15. Any expense which has not been designated as an Adjustment Expense by both parties prior to incurring said expense cannot retroactively be designated as an Adjustment Expense regardless of the nature of the expense.

          (g)   Add Back Expenses are:

                         (i) QSI's expenses and QSI's preapproved Purchaser expenses incurred solely to implement and integrate the acquisition of the Acquired Business with QSI and Clinitec; or

                         (ii) Expenses incurred by Purchaser at the written instruction of QSI directing Purchaser to incur such expenses that Purchaser would not have otherwise incurred in the ordinary and reasonable course of conducting the Acquired Business; or

                         (iii) Expenses included in Purchaser's financial statements for the applicable period during the period commencing on
          (1) day after the Closing Date through March 31, 1998 arising solely from the use of the purchase method of accounting to record the acquisition of the Acquired Business (e.g., amortization expense resulting from goodwill recorded in the purchase transaction, the increase in amortization expense related to the step up in value of the Seller's capitalized software as a result of purchase accounting and the charge for in-process research and development attributed to the acquisition); or

                         (iv) Expenses included in Purchaser's financial statements for the applicable period during the period commencing one (1) day after the Closing Date through March 31, 1998 attributable to Damages in the amount for which Purchaser and/or QSI was indemnified by Seller and/or the Shareholders.

          (h)   Additional Expenses are:

                     (i) Expenses incurred by QSI or Clinitec which provide a value added benefit to Purchaser;

                    (ii) Expenses incurred by QSI or Clinitec that Purchaser has requested in writing; or

                   (iii) $363,000 to be paid by Purchaser to Bayfront Medical Center, Inc. in connection with that certain letter agreement dated August 1, 1995, as amended (attached hereto as Schedule 1.3), between Seller and Bayfront Medical Center, Inc. wherein Seller is obligated to pay $575,000 to Bayfront Medical Center, Inc. of which $212,000 was paid by Seller at Closing.

          Within fifteen (15) days of receipt of written notice by QSI from Purchaser that Purchaser has made cash payment of an Add Back Expense specified in Section 1.5(g)(i) and (ii), QSI shall reimburse Purchaser for said disbursement. Within fifteen (15) days of receipt of written notice by Purchaser from QSI that QSI has made cash payment of an Additional Expense, Purchaser shall reimburse QSI for said disbursement.

          Schedule 1.5(f) sets forth examples of specific expenses together with the party which should be responsible for said expense. If the party responsible for the expense has not recorded the expense and corresponding liability for/made payment of that expense, then the expense will become an Adjustment Expense in accordance with Section 1.5(f). Schedule 1.5(f) is for illustrative purposes only and is not intended to be all inclusive.

     1.6 Capitalized Software. The maximum amount of costs that the Acquired Business may capitalize during the twelve (12) months ending March 31, 1998, as capitalized software costs for purposes of computing Pretax Operating Income is $467,000. The amount that is actually capitalized for the twelve (12) month ending March 31, 1998, must both be in accordance with Generally Accepted Accounting Principles and be deemed reasonable and realizable by the outside auditors as part of their audit of the financial statements. The excess, if any, of capitalized software costs over $467,000 will be a further deduction from Income From Operations in arriving at Pretax Operating Income. Any amount that is in excess of an amount in accordance with Generally Accepted Accounting Principles and an amount which the auditors have deemed to be reasonable and realizable will be an audit adjustment that will be recorded in preparing the Audited Financial Statements.

     1.7 Allocation of Purchase Price. As soon as practicable after the Closing Date, the Purchaser shall prepare an allocation of the Purchase Price among the Transferred Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Further, the amount of the Purchase Price allocated to (i) Business Trade Receivables shall be their face value as of the Closing Date; (ii) depreciable fixed assets shall be the net tax basis of the Seller in those assets immediately prior to the close; and (iii) any portion of the Purchase Price in excess of identifiable Transferred Assets shall be allocated to intangible assets. Neither the Purchaser nor the Seller shall take any position for purposes of federal or state income taxes respecting the allocation of the Purchase Price which is inconsistent with such allocation.


                           ARTICLE II
                            CLOSING
     2.1  Closing.

          (a) The closing (the "Closing") of the transactions contemplated by this Agreement will be held on May 15, 1997 (the "Closing Date") at 10:00 a.m. at the offices of Rutan & Tucker, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, or at such other time, date or location as the parties hereto may mutually agree upon.

          (b) At the Closing, the Purchaser shall deliver to Seller Four Million Five Hundred Eighty-Eight Thousand Dollars ($4,588,000) less the Recoverable Disbursements, if any, in cash or by cashier's or certified check or by wire transfer to an account which the Seller has identified in writing to the Purchaser at least three (3) days prior to the Closing Date and commence delivery of a check to Bay Front Medical Center in the amount of Two Hundred Twelve Thousand Dollars ($212,000).

     2.2  Instruments of Conveyance and Transfer.

          (a)   At the Closing, the Seller shall deliver to the Purchaser:

                         (i) such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to the Purchaser, as shall be effective to vest in the Purchaser all of the Seller's right, title and interest in and to the Transferred Assets;

                        (ii) with respect to the patents, trademarks, service marks, trade names and copyrights, such assignments and endorsements and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to the Purchaser, as shall be effective to vest in the Purchaser all of the Seller's right, title and interest in and to the Intangible Property Rights, all in recordable form as may be required by the U.S. Patent and Trademark Office;

                       (iii) copies of all of the Seller's books, records and financial records purchased hereunder; and

                       (iv) duly executed and acknowledged assignments of the Leasehold and all other leases included in the Transferred Assets, if any, or other instruments of conveyance, all in recordable form as may be required, including, with respect to such leases, all consents and approvals as may be necessary to convey to the Purchaser the rights of the Seller thereunder (including all right, title, and interest of the Seller in and to any escrow or security deposits, advance rentals, or other payments made or to be made thereunder); any estoppel certificates which may be requested by the Purchaser in the exercise of its reasonable discretion;
          assignment and assumption agreements appropriate to cause the Purchaser to assume the rights and obligations of the Seller thereunder (including without limitation, software licenses); and any releases, satisfactions, or other documents reasonably necessary to cause the release of any mortgage, deed of trust, or other Lien affecting the Transferred Assets as may be requested by the Purchaser.

          (b) Simultaneously with such deliveries, the Seller shall take such steps as may be necessary to put the Purchaser in actual possession and operating control of the Transferred Assets and the Acquired Business.

     2.3 Further Assurances. From time to time after the Closing, and without further consideration, the Seller shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery, and take such other actions as the Purchaser may reasonably request in order to more effectively Transfer to the Purchaser, and to place the Purchaser in possession or control of, all of the rights, properties, assets and businesses intended to be Transferred hereunder, to reasonably assist in the collection of any and all such rights, properties and assets, and to enable the Purchaser to exercise and enjoy all of the rights and benefits of the Seller with respect thereto.

     2.4 Transfer Taxes. The Seller shall pay all sales and excise taxes, if any, incurred in connection with the transactions contemplated by this Agreement. Except as hereinabove provided, the party hereto which is responsible under applicable law shall bear and pay in their entirety all other taxes and registration and transfer fees, if any, payable by reason of the Transfer of the Transferred Assets pursuant to this Agreement. Each party hereto will cooperate to the extent practicable in minimizing all taxes (other than income taxes) and fees levied by reason of the Transfer of the Transferred Assets. Notwithstanding the foregoing, the Seller will pay, cause to be paid or make adequate provision for the payment when due of all real estate transfer taxes, recording fees or similar taxes paid or payable in connection with Transfer to the Purchaser of the Transferred Assets, including, but not limited to, the Leasehold.

                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller and each of the Shareholders, hereby jointly and severally (subject to the limitations with respect to the Shareholders set forth in Section 10(g)) represents and warrants to the Purchaser that the following representations and warranties are true and correct at the date hereof and as of the Closing Date as if made on each such date:

     3.1 Corporate Existence. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to conduct its business as it is now being conducted and to own or lease all of its properties and assets. The Seller is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the ownership of its property or assets or the conduct or nature of its operations requires such qualification or license, and Schedule 3.1 sets forth a true and complete list of all such jurisdictions, except where failure to obtain such qualification would not have a material adverse effect on Purchaser. The Seller has previously delivered to the Purchaser true and complete copies of its Articles of Incorporation and Bylaws as in effect on the date hereof.

     3.2 Corporate Power and Authority. The Seller has full corporate power and authority to enter into this Agreement, perform its obligations hereunder, Transfer the Transferred Assets and carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Seller of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all corporate, shareholder and other actions on the part of the Seller required by applicable law, its Articles of Incorporation or Bylaws, or otherwise. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.3 No Violation. Neither the execution and delivery of this Agreement nor the performance by the Seller of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) contravene any provision of the Articles of Incorporation or Bylaws of the Seller; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or contractual obligation of the Seller under, require the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien (as defined in Section 3.8(d)), other than Permitted Liens, upon any property or assets of the Seller under any mortgage, indenture, lease, contract, agreement, instrument or commitment to which the Seller is a party or by which it or any of its assets or properties may be bound; (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Seller is subject or by which the Seller or any of its assets or properties, are bound; (d) result in the loss of any material license or certificate benefiting the Seller; or (e) violate any contract, agreement or commitment to which the Seller is bound or create a claim of diversion of corporate opportunity against any officer, director or shareholder of the Seller that could reasonably be expected to have a material adverse effect on the Seller.

     3.4 Consents and Approvals of Governmental Authorities. Except as set forth on Schedule 3.4, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Seller in connection with the execution, delivery or performance of this Agreement by the Seller where the failure to obtain such consent, approval or authorization or declaration, filing or registration would have a material adverse impact on the Purchaser.

     3.5 Financial Statements. The Seller has previously delivered to the Purchaser (a) the unaudited balance sheet of the Seller as of December 31, 1996 and the related statements of operations and cash flows for the year then ended; and (b) the unaudited balance sheet of the Seller as of March 31, 1997 and the related statement of operations for the three(3) months then ended (collectively the "Previously Delivered Financial Statements"). At least one (1) day prior to the Closing Date, Seller shall deliver to Purchaser the unaudited Balance Sheet of Seller as of April 30, 1997, and the related statement of operations for the one (1) month then ended (the "Closing Date Financial Statements"). No later than fifteen (15) days after the Closing Date, the Seller shall deliver to Purchaser the unaudited balance sheet of the Seller as of the time immediately prior to the Closing along with the related statement of operations for the period from April 1, 1997 through the Closing Date (the "Post Closing Financial Statements"). (The Previously Delivered Financial Statements, the Closing Date Financial Statements and the Post Closing Financial Statements are collectively the "Financial Statements"). The Financial Statements (i) are compiled from the books and records of the Seller regularly maintained by management; (ii) except as specifically set forth on Schedule 3.5-2, are prepared in accordance with generally accepted accounting principles which have been consistently applied through the respective periods; (iii) are used by the Seller in the ordinary conduct of its operations; and (iv) except as specified in Section 3.5(ii) present fairly the financial position, results of operations and other information included therein of the Seller for the periods or as of the dates thereof, in each case in accordance with generally accepted accounting princi-ples consistently applied during the periods covered. The Previously Delivered Financial Statements and the Closing Date Financial Statements are attached hereto on Schedule 3.5-1.

     3.6  No Undisclosed Liabilities.  The Seller has, and on the Closing
Date will have, no debts, liabilities, commitments or obligations of any nature, absolute, accrued, contingent or otherwise (individually, a "Liability" and, collectively, the "Liabilities"), other than those which (a) are fully reflected on the balance sheet as of March 31, 1997 (the "March 31, 1997 Balance Sheet"),
(b) have been incurred since March 31, 1997 in the ordinary course of business in amounts and for terms consistent, individually and in the aggregate, with the past practice of Seller, or (c) have been specifically set forth on Schedule 3.6.

     3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7, since March 31, 1997, the Seller has conducted its operations only in the ordinary course and consistent with prior practice or as in accordance with the capital and operating budgets set forth in Schedule 9.6 and Seller has not:

          (a) suffered any material adverse change in its assets, liabilities, reserves, results of operations, working capital, business operations or prospects from historical trends and condition (financial or otherwise);

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting its business, operations, assets, prospects or condition (financial or otherwise);

          (c) paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 3.6 at the time the same were due and payable and in the ordinary course of business;

          (d) mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business;

          (e) cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course of business, any of its properties or assets (real, personal or mixed, tangible or intangible);

          (f) disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to Seller's operations not theretofore a matter of public knowledge;

          (g) except as disclosed on Schedule 3.7 and agreed to by the Purchaser, granted any increase in the compensation of any officer, employee or consultant of Seller (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or granted any increase in the compensation payable or to become payable to any officer, employee or consultant;

          (h) entered into any commitment or transaction (other than this Agreement) not in the ordinary course of business or made any capital expenditure or commitment for any additions to property, plant or equipment;

          (i) made any change in any method of accounting or accounting practice;

          (j) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, shareholders, or any family member or Affiliate (as defined in Section 3.23) of any of its officers, directors, employees or shareholders, or any officer, director, employee or shareholder of any such Affiliate;

          (k) incurred any material property losses or waived any rights of material value;

          (l) declared, paid or made any dividend or other distribution or payment in respect of the capital stock of the Seller;

          (m) suffered the loss of, or been threatened with the loss of, any supplier or customer or group of related suppliers or customers referred to in Section 3.14(b);

          (n)   made any Recoverable Disbursements; or

          (o) agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 3.7.

     3.8  Title to Properties; Encumbrances; Program Matters.

          (a) The Seller has good and marketable title to all of its properties and assets (real, personal or mixed, tangible or intangible), or licenses thereto (as applicable), constituting all or part of the Transferred Assets. None of the Transferred Assets are subject to any Lien (as defined in Section 3.8(d) below), except (i) Liens for taxes (excluding Liens for taxes arising out of the Transfer of the Transferred Assets) not yet delinquent or the validity of which are being contested in good faith, (ii) Liens for purchase money security interests described on
     Schedule 3.8(a), (iii) Liens described on Schedule 3.8(a) which Seller has indicated on such Schedule, next to the description of such Lien, whether Seller will discharge each such listed Lien and, if Seller will discharge a Lien, whether the discharge will be made on or prior to the Closing and
     (iv) any Lien constituting an Assumed Liability or securing a Transferred Asset (collectively, the "Permitted Liens"), none of which adversely affects the Acquired Business's continued operations.

          (b) All material property and assets (real, personal or mixed, tangible or intangible) used or required by the Seller in the conduct of its operations are owned by the Seller or leased or licensed to the Seller pursuant to a lease or license listed on Schedules 3.9 or 3.10. All such property and assets, or the leases or licenses thereof, constitute all or a part of the Transferred Assets and constitute all property, assets and contractual rights necessary for the conduct of Seller's operations as presently conducted and as it has been conducted in the past.

          (c) The Seller does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to acquire any real property or interest therein.

          (d) When used in this Agreement, "Lien" or "Liens" shall mean any mortgage, pledge, asset escrow, encumbrance, lien, or other security interest.

          (e) Except as set forth on the Schedules to this Agreement, without limiting any of the foregoing, Seller owns and has the full and complete title to and right to use and license the Program. Except as set forth on Schedule 3.8(e), the Program is free from all Material Bugs and operates in compliance in all material respects with the specifications and warranties with respect thereto. Except as set forth on
     Schedule 3.8(e), Seller has not received oral or written notice from any customer, licensee, beta test site or other person of any Material Bug. Seller has, and at the Closing will convey and transfer to Buyer, good, complete and marketable title to the Program, free and clear (except as otherwise set forth on the Schedules to this Agreement) of restrictions or conditions to transfer or assignment, and free and clear (except as otherwise set forth on the Schedules to this Agreement) of all defects of title, mortgages, liens, encumbrances, pledges, leases, equities, claims, charges, conditions, confidential sale contracts, security interests and restrictions. Any licenses of the source code of the Program have been provided to customers of the Seller for their internal use only.

          (f) The Technical Documentation includes the source code, system documentation, statements or principles of operation, and schematics for the Program, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any program (including compilers), "workbenches," tools and higher level (or "proprietary") language used for the development, maintenance, and implementation of the Program. Schedule 3.8(f) sets forth a complete and accurate list of all the Technical Documentation for the Program.

          (g) Schedule 3.8(g) contains a list of all of Seller's contracts, agreements, licenses, leases, and other commitments or arrangements, oral or written, with any person or entity respecting the ownership, license, acquisition, design, development, distribution, marketing, use or maintenance of the Program or the Technical Documentation (the "Software Contracts"), which consists of (i) licenses from third parties (development or marketing), (ii) licenses from third parties (internal only), (iii) development contracts, work for hire agreements, consulting and employment agreements, (iv) distributorships, dealerships, franchises and manufacturer's representative contracts, (v) license and sublicenses to others, and (vi) maintenance, support or enhancement agreements. Seller has validly and effectively obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in all versions of the Program and Technical Documentation pursuant to the Software Contracts identified as "licenses from third parties (development and/or marketing)" or "licenses from third parties (internal use only)." Except as set forth on Schedule 3.8(g), Seller has no liability for royalties, fees, payments or other obligations to any third party. Except as set forth on Schedule 3.8(g), the Program (including all versions thereof) and Technical Documentation contain no other programming or materials in which any third party owns superior, joint or common ownership, including any right or license. The Program (including all versions thereof) and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Seller.

          (h) Seller has not granted, transferred or assigned any right or interest in the Program, Technical Documentation or intellectual property related thereto to any person or entity, except pursuant to the Software Contracts identified as "licenses and sublicenses to others" in
     Schedule 3.8(g). Except as set forth in Schedule 3.8(g), all Software contracts identified as "licenses and sublicenses to others" constitute only end-user agreements, each of which grants the end-user thereunder solely the nonexclusive right and license to use the Program and related user documentation, for internal purposes only. There are no contracts, agreements, licenses or other commitments or arrangements in effect with respect to the marketing, distribution, licensing or other commitments or promotion of the Program, the Technical Documentation, or any intellectual property related thereto by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

     3.9  Leases.

          (a)   Schedule 3.9 contains a true and complete list of:

                          all leases pursuant to which the Seller leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;

                          all leases pursuant to which the Seller leases any type of personal property (other than computer equipment and related hardware or software) which provide, individually, for rental payments in excess of $5,000 per annum;

                          all leases pursuant to which the Seller leases any computer equipment and related hardware or software;

                          all leases pursuant to which the Seller leases any vehicles or related equipment; and

                          all leases pursuant to which the Seller leases to others any type of property which provide, individually, for rental payments in excess of $5,000 per annum or which have a term in excess of one year.

          (b) Each such lease described on Schedule 3.9 is the legal, valid and binding obligation of the Seller and the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect. The Seller is not in default under any such lease, and the Seller has not received any notice from any person or entity asserting that the Seller is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

          (c) Each such lease described on Schedule 3.9 may be assigned by the Seller to the Purchaser without the consent or approval of any other person or entity, or if such consent or approval shall be necessary to assign such lease, such consent or approval shall have been obtained in writing prior to the Closing Date or the obtaining of such consent or approval may be waived in writing by the Purchaser on or before the Closing Date.

     3.10 Intellectual Property. The Seller owns, or is licensed or otherwise has the full right to use, the Intellectual Property (as defined in Section 1.1(h) above) (except for the use of certain retail software where the annual liability attributable to such use does not exceed $5,000 in the aggregate). Schedule 3.10 contains a true and complete list of (a) the Intellectual Property used by Seller or proposed to be used by the Acquired Business, all applications therefor and all licenses and other agreements relating thereto, and (b) all agreements relating to technology, know-how or processes which the Seller is licensed or authorized to use by others or which the Seller licenses or authorizes others to use. The Seller has (i) the sole and exclusive right to use the patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes described on Schedule 3.10-1,(ii) the partial or limited right to use the patents, trademarks, service marks,trade names, copyrights, technology, know-how and processes described on Schedule 3.10-2, and except as disclosed on Schedule 3.10, no consent of any third party is required for the use thereof by the Purchaser upon the consummation of the transactions contemplated hereby or,if such consent shall be necessary to assign such Intellectual Property, such consent shall have been obtained in writing prior to the Closing Date. Except as set forth on Schedule 3.10, no claims have been asserted against Seller, its licensees or its Shareholders by any person to the use of any of the items of Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement, and the Seller knows of no valid basis for any such claims. Except as set forth on
Schedule 3.10,the Seller has no notice that the use of the Intellectual Property by the Seller infringes on the rights of any other person or entity. Seller does not engage in any unfair competition in a way that would adversely affect its prospects or its conduct or operations. Each item of Intellectual Property is in full force and effect, fully protected and, if registered, filed or issued, then duly and properly registered, filed or issued in the appropriate office and jurisdiction for such registration, filings or issuance. Each license, contract or other agreement to which the Seller is a party pertaining to any item of Intellectual Property owned, used or available for use by the Seller is a valid, legally binding obligation of all parties thereto,enforceable in accordance with its terms. Each such license, contract or other agreement is in full force and effect. Except as set forth on Schedule 3.10, with respect to each such license, contract or other agreement, there is no payment due and not paid as of the Closing Date and no default (or event which, with or without notice, lapse of time or both, would constitute a default) by any party thereto. Except as disclosed on Schedule 3.10, the Seller has not disposed of or permitted to lapse any rights to the use of any item of Intellectual Property used or usable in its operations. Except as set forth on Schedule 3.10-2, the Seller has good and valid title to, or otherwise possesses adequate and exclusive rights to use, all Intellectual Property and other proprietary information necessary to permit the Seller to conduct its operations in the same manner as is presently conducted, and all items of Intellectual Property are being transferred to the Purchaser free of any encumbrance whatsoever. Notwithstanding the foregoing, the parties hereto acknowledge and agree that Seller has not registered a trademark with respect to the name "MicroMed" and that it holds only common law rights with respect to such name and mark, and each is aware of a number of corporate and trade names and registered trade and service marks incorporating the word or name "MicroMed." Accordingly, all representations and warranties contained within this Section 3.10 concerning the name and mark "MicroMed" are delivered to Seller's Knowledge only.

     3.11 Litigation. Schedule 3.11 sets forth a true and complete list and description of all actions, claims and proceedings and, to the Seller's Knowledge, investigations to which the Seller is a party (individually, an "Action" and, collectively, "Actions"), including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by the Seller (a) involving or relating to the Seller or any of its assets, properties or rights, or, to Seller's Knowledge, any shareholder of the Seller owning 5% or more of the issued and outstanding capital stock of the Seller on the date hereof, or (b) pending, or, to Seller's Knowledge, threatened, against Seller, or any of its assets, properties or rights, before any court, arbitrator or administrative or governmental body. There is no Action pending, or, to Seller's Knowledge threatened, against the Seller, or any of its assets, properties or rights, before any court, arbitrator or administrative or governmental body, which questions or challenges the validity of this Agreement or any Action taken or proposed to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby. To Seller's Knowledge, no state of facts exists or has existed which would constitute grounds for the institution of any Action against the Seller or against any assets, properties or rights of the Seller which would adversely affect Seller or which would not be covered or defended against by a carrier under policies of insurance in favor of the Seller. The Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has affected, or which can reasonably be expected to affect, the Seller's business practices or its ability to acquire any property or conduct its operations in any way. None of the Actions set forth on Schedule 3.11, if adversely determined, or any other Action in connection with any accident or event occurring prior to the Closing Date, will adversely affect Seller, the Acquired Business or their respective assets, properties, rights, operations, condition (financial or otherwise) or prospects.

     3.12 Insurance. Schedule 3.12 sets forth a true and complete list and description of all policies of fire, liability, worker's compensation and other forms of insurance owned or held by the Seller. No installment premiums are due under the policies set forth on Schedule 3.12 other than as indicated on such Schedule. All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by the Seller in its reasonable business judgment, and will remain in full force and effect through the Closing Date, and the Seller has not received any notice of cancellation with respect thereto. To the Seller's Knowledge, the Seller is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion.

     3.13 Contracts and Commitments.

          (a)   Insofar as they constitute a portion of the Transferred
     Assets, Schedule 3.13, together with the leases set forth on Schedule 3.9, the licenses and other agreements set forth on Schedule 3.10 and the employee benefit plans and commitments set forth on Schedule 3.15, contain a true and complete list and description (stated without duplication) of:

                  (i) all contracts (including, without limitation, letters of credit) and commitments of the Seller which are material to the operations, business, prospects or condition (financial or otherwise) of the Seller;

                  (ii) all employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between the Seller and employees of the Seller;

                  (iii) all consulting agreements (whether written or oral), regardless of amounts or duration;

                  (iv) all manuals or written materials of the Seller relating to severance or termination pay;

                  (v) all Union Contracts to which the Seller is a party or by which it or any of its employees are bound;

                  (vi) all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer's representatives, sales representatives, service or warranty repre-sentatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of the Seller's products;

                  (vii) all other contracts, commitments and instruments of the Seller (excluding, for purposes of this clause (vii), leases) reflecting obligations for borrowed money or for other indebtedness or guarantees thereof;

                 (viii) all purchase orders issued by or sales orders received by Seller in excess of $10,000 each;

                 (ix) all contracts relating to construction-in-progress of capital assets; and

                 (x) all joint venture or materially similar agreements or arrangements to which the Seller is a party in any way providing for the authorship, marketing, sale or distribution of any products of the Seller.

          (b) The Seller has delivered to the Purchaser true and complete copies of all of the documents identified on Schedules 3.9, 3.10, 3.13 and
     3.15 (collectively, the "Material Contracts") and shall deliver true and complete copies of all such other agreements, instruments and documents as the Purchaser may reasonably request relating to the operation, ownership or conduct of Seller's operations.

          (c) Except as set forth in Schedule 3.13(a), the Seller is not a party to any written agreement that would restrict it from carrying on Seller's or the Acquired Business' operations anywhere in the world.

          (d) Except as set forth on Schedule 3.13(d), the Seller is not a party to any "take-or-pay" contracts.

          (e) Each of the Material Contracts has been entered into in the ordinary course of business and is valid and binding, and none of such contracts contains terms or conditions which are materially adverse to the Seller. The Seller is not, and to the Seller's Knowledge no other party is, in default under or in breach or violation of, nor has the Seller received notice of any asserted claim of default by the Seller or by any other party under, or a breach or violation of, any of the Material Contracts.

     3.14 Suppliers and Customers.

          (a) The Seller enjoys good commercial relationships under all of its supply, purchase, sale, distribution, sales representative and similar agreements necessary for the normal conduct of its operations.

          (b) Schedule 3.14(b) contains a true and complete list of all customers of Seller and groups of related customers of Seller (i.e., any customers who are directly or indirectly, through one or more intermediaries, under common control), which during any of the calendar years 1996 or 1995, accounted for 5% or more of the Seller's gross sales during such period. Seller does not rely upon any single supplier for supplies it consumes which are not otherwise commonly available from another supplier upon similar terms and conditions.

          (c) Except as set forth on Schedule 3.14(b), to Seller's Knowledge no such customer or group of related customers of Seller has cancelled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with Seller, which termination would have a material adverse effect on Seller, or has during the last twelve (12) months decreased materially its usage or purchase of the services or products of Seller, or that any such customer or group of related customers expects to reduce its business by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

     3.15 Employee Benefit Plans.

          (a) Except as set forth on Schedule 3.15, Seller maintains no pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any "employee benefit plan" (as defined in Section 3(3) of ERISA), to which the Seller contributes or is a party to or by which it is bound or under which it may have liability and under which employees or former employees of the Seller (or their beneficiaries) are eligible to participate or derive a benefit. Each employee benefit plan which is a "group health plan" (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code.
     Except as described on Schedule 3.15, the Seller has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees. Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

          (b) The Seller does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of Seller.

          (c) The Seller has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on Schedule 3.15 (individually, an "Employee Benefit Plan" and, collectively, the "Employees Benefit Plans"), and the Seller has no knowledge of any default or violation by any other party with respect thereto.

          (d) There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to the best of the Seller's Knowledge, after due inquiry and diligent investigation, threatened, against any Employee Benefit Plan or against the assets funding any Employee Benefit Plan.

          (e) The Seller neither maintains nor contributes to any "employee welfare benefit" (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of Seller.

          (f) The Seller has caused to be delivered to the Purchaser and its counsel true and complete copies, if applicable, of (i) all documents governing the Employee Benefit Plans, including, without limitation, all amendments thereto which will become effective at a later date; (ii) all summary plan descriptions and each summary of material modifications relating to the Employee Benefit Plans; (iii) all employment manuals; and
     (iv) all insurance policies or contracts with respect to the Employee Benefit Plans.

     3.16 Employment Law Matters.

          (a) To Seller's Knowledge, Seller (i) is in compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to the conduct of its operations; (ii) is in compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters with respect to the conduct of its operations; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge with respect to the conduct of its operations.

          (b) The Seller has not at anytime during the last five years had, nor to the Seller's Knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting Seller that had or may have a material adverse effect on Seller or the Transferred Assets.

          (c) None of the employees of Seller is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. The Seller is not a party to any multi-employer collective bargaining agreement covering any of its employees.

          (d) There are no controversies or disputes (including any union grievance or arbitration proceeding) pending, or, to the Seller's Knowledge, threatened, between the Seller and any employees of Seller (or any union or other representative of such employees). No unfair labor practice complaints have been filed against Seller in respect of the Business with the National Labor Relations Board or any other governmental or administrative body, and the Seller has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

     3.17 Environmental Matters. The Seller is in compliance with all federal, state and local environmental laws, rules, regulations, standards and requirements, including, without limitation, those respecting hazardous materials. There is no Action pending before any court, governmental agency or board or other forum or, to Seller's Knowledge, threatened by any person or entity for (i) noncompliance by the Seller or the Business with any environ-mental law, rule or regulation or (ii) relating to the release into the environ-ment by the Seller of any pollutant, toxic or hazardous material or waste generated by the Seller, whether or not occurring at or on a site owned, leased or operated by the Seller. To Seller's Knowledge, Schedule 3.17 contains a true and complete list and description of all waste disposal or dump sites at which hazardous or toxic wastes generated by Seller have been disposed of, including without limitation, all sites where hazardous or toxic wastes generated by Seller have come to rest which are or have been included in any published federal, state or local "super fund" or other list of hazardous or toxic waste sites.

     3.18 Compliance with Laws. The Seller has not been charged with, and, to Seller's Knowledge, is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting Seller or the Transferred Assets, and the Seller is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting Seller or the Transferred Assets. The Seller
(a) is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to Seller or the Transferred Assets or (b) would not, to the Seller's Knowledge, be in violation of any such law, ordinance, regulation or other requirement that has been enacted or adopted but is not yet effective if it were effective at the date hereof. The Seller has not made any illegal payment (a) to officers or employees of any governmental or regulatory body or (b) to its customers for the sharing of fees or (c) to customers or suppliers of Seller for the rebating of charges, or engaged in any other similar reciprocal practices, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers of Seller in respect of sales made or to be made by the Seller. Without limiting the generality of the foregoing, Seller is in compliance with the Export Administration Act (50 U.S.C. 2401-2420 (1979)), and all rules and regulations promulgated thereunder. Without limiting the generality of the foregoing, to Seller's Knowledge, Seller is in compliance with all rules and regulations promulgated by the Occupational Safety and Health Administration ("OSHA"). The Seller has previously delivered to the Purchaser a true and complete copy of the Seller's most recent inspection report or reports, if any, relating to compliance with OSHA rules and regulations.

     3.19 Licenses, Permits and Authorizations. The Seller has all governmental and regulatory licenses, permits, authorizations, approvals, consents, franchises and orders required for the conduct and operation of its operations (individually, a "Permit" and, collectively, the "Permits") and the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased. All of the Permits are valid, in full force and effect and in good standing. To Seller's Knowledge, no violations have been recorded in respect of any such Permit. Schedule 3.19 contains a true and complete list and description of all the Permits and the Seller has previously delivered to the Purchaser true and complete copies of all such Permits identified in
Schedule 3.19 and in effect as of the date hereof. There is no claim or Action pending, or, to the best of the Seller's Knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

     3.20 Inventory. Seller possesses no Inventory and carries no Inventory on its books and records.

     3.21 Business Trade Receivables and Business Payables.  All Business
Trade Receivables reflected on the Financial Statements of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of Seller's operations. Unless paid prior to the Closing Date, the Business Trade Receivables are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserves as of the Closing Date,will not represent a material adverse change in the composition of such Business Trade Receivables in terms of aging). Subject to such reserves, each of the Business Trade Receivables either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. Subject to the provisions as set forth in Section 10.2(f), the value of Business Trade Receivables in excess of the reserves shown on the Financial Statements which remain uncollected by the Acquired Business in excess of one hundred twenty
(120) days after the Closing shall be the joint and several liability of the Seller and the Shareholders due and payable to Purchaser no later than March 31, 1998. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of a Business Trade Receivable relating to its amount or validity. Schedule 3.21-1 attached hereto contains a complete and accurate list of all Business Trade Receivables as of April 30, 1997. Set forth on Schedule 3.21-2 is a complete list of all Business Payables as of April 30, 1997. Any Business Payables and Business Trade Receivables arising after April 30, 1997 and through and including the Closing Date, shall be in the ordinary course of Seller's business.

     3.22 Investment Matters. With respect to its acquisition of the QSI Shares, the Seller and each Shareholder (collectively, the "Investors") further, jointly and severally, represents and warrants to the Purchaser and QSI as follows:

          (a) By reason of his knowledge and experience in financial and business matters in general, and investments in particular, he is able to evaluate the merits and risks of an investment in the QSI Shares;

          (b) Their respective income and net worth are such that each is not now required, and does not contemplate in the future being required, to dispose of any portion of any investment in the QSI Shares to satisfy any existing or contemplated undertaking;

          (c) In evaluating the merits and risks of an investment in the QSI Shares, each has relied upon the advice of its legal counsel, tax advisors, and investment advisors;

          (d) Each is able to bear the economic risks of an investment in the QSI Shares, including, without limiting the generality of the foregoing, the risk of losing part or all of an investment in the QSI Shares, and the inability to sell or transfer the QSI Shares for an indefinite period of time or at a price which would enable each to recoup its investment in the QSI Shares;

          (e) Except with respect to the anticipated distribution by Seller of the QSI Shares to the Shareholders, the purchase of the QSI Shares is solely for his own account, for investment, and not with an intent to sell or offer for sale in connection with a distribution of the QSI Shares, and no other person has any interest in or right with respect to the QSI Shares, nor has there been any agreement to give any person any such interest or right in the future;

          (f) Except as set forth on Schedule 3.22, each is an "accredited investor" as that term is defined in Section 501 of Regulation D of the Securities Act of 1933, as amended (the "Act");

          (g) QSI and Purchaser have afforded each and their respective advisors full and complete access to all information with respect to QSI and Purchaser and their business and financial condition (to the extent that such information was possessed by QSI and Purchaser or could be acquired by QSI and Purchaser without unreasonable effort or expense) that each (and its advisors) deemed necessary in order to evaluate the merits and risks of an investment in the QSI Shares;

          (h) At no time was an oral representation made to the Seller or any of the Shareholders, relating to the sale of the QSI Shares nor was the Seller or any of the Shareholders presented with or solicited by any leaflet, public or promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising relating to the sale of the QSI Shares by the Purchaser;

          (i) Each has been advised that the QSI Shares have not been registered under the Act, or under any state securities act and that the QSI Shares must be held until they are registered under the Act and qualified under any applicable state act or an exemption from such registration and qualification is available;

          (j) Each has been advised that the QSI Shares are deemed "restricted securities" as that term is defined in Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance, and even then will not be available unless (i) a public trading market then exists for such QSI Shares, (ii) adequate information concerning QSI is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the QSI Shares may be made only in accordance with such terms and conditions;

          (k) Based solely on the information each has received from QSI, the Purchaser and their authorized representatives, each is aware of QSI's and Purchaser's business affairs and financial condition. Each has had an opportunity to review information pertaining to QSI and Purchaser which QSI and Purchaser and their authorized representatives have provided and each has received all such information that it has requested. Based solely on such information, and the representations and warranties contained herein, each has acquired sufficient information about QSI and Purchaser to reach an informed decision to acquire the QSI Shares;

          (l) All certificates representing any of the QSI Shares may bear legends in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"); THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF: (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT;
          (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; OR (3) A "NO-ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT THE STAFF OF THE COMMISSION WILL NOT RECOMMEND THAT ANY ACTION BE TAKEN UNDER THE ACT AGAINST THE COMPANY
          OR THE HOLDER IF SUCH PROPOSED SALE IS CONSUMMATED WITHOUT REGISTRATION UNDER THE ACT."

          (m) QSI may impose appropriate stop-transfer instructions relating to the restrictions set forth herein.

     3.23 Related Party Transactions. Schedule 3.23 describes all agreements and understandings to which Seller is or has been subject which provide for or reflect the sale by Seller to, or the purchase by Seller from, any Affiliate (as defined below) of the Seller of any goods, equipment or services which have occurred since March 31, 1997. The termination of any such agreement or understanding would not have an adverse effect on Seller's business, operations, prospects or condition (financial or otherwise).

     When used in this Agreement, "Affiliate" or "Affiliates" shall mean, with respect to any Shareholder, individual, partnership, corporation, association, business trust, joint venture, governmental entity or other entity of any nature ("Person"), any Person that controls, is controlled by, or is under common control with, such Person.

     3.24 Equipment, Etc. Schedule 3.24 contains a true and complete list of all items of computer equipment, machinery, other equipment, vehicles, furniture and other tangible personal property and assets with a book value for each such item in excess of $10,000, each owned by Seller as of April 30, 1997 and included in the Transferred Assets as of the date hereof, except for dispositions and acquisitions in the ordinary course of business since April 30, 1997.

     3.25 Condition of Tangible Assets. The Seller's facilities and tangible assets,including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, which are included in the Transferred Assets are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by the Seller in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate,and the Seller has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

     3.26 Sufficiency of Assets. Excepting the Excluded Assets and certain assets that may be acquired by Purchaser upon termination of the Leasehold concerning the Premises (which, upon acquisition shall be transferred to Purchaser in further consideration of this Agreement), the Transferred Assets constitute all property, assets and contractual rights (i) necessary for the conduct of Seller's operations as presently conducted and (ii) presently used by the Seller.

     3.27 Tax Returns and Payments. All of the tax returns and reports of the Seller required by law to be filed have been duly filed and all taxes shown as due thereon have been paid. There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period. Except as set forth on Schedule 3.27, no liability for any federal, state,local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of Seller. The provisions of this Section 3.27 shall include, without limiting the generality of this Section 3.27, all reports, returns and payments due under all federal, state, local or foreign laws or regulations relating to income, sales, use, payroll, franchise, withholding, real property or personal property taxes, unemployment insurance, social security, worker's compensation and other obligations of the same or of a similar nature. The Seller does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the March 31, 1997 Balance Sheet and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the March 31, 1997 Balance Sheet in the ordinary course of business and reserved against on the books and records of the Seller compiled in accordance with Generally Accepted Accounting Principles which have been consistently applied to the Closing Date. The Seller has paid to the proper authorities all customs, duties and similar or related charges required to be paid by it with respect to the importation of goods into the United States.

     3.28 Safe Deposit Boxes. Prior to the Closing Date, the Seller shall deliver to the Purchaser a list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Seller maintains safe deposit boxes or lock boxes and the names of all persons authorized to have access to such boxes.

     3.29 Broker's and Finder's Fees. Except as set forth on Schedule 3.29, the Seller is not a party to, nor in any way obligated to make any payment relating to, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.30 Disclosure of Confidential Information. The Seller has fully disclosed, or will disclose on or before the Closing Date, to the Purchaser, all material processes, inventions, methods, formulae, plans, drawings, customer lists, secret information and know-how (whether secret or not) used by it in the course of the Acquired Business.

     3.31 Disclosure. No representation or warranty by the Seller or Shareholders in this Agreement (including, without limitation, the Schedules hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact to Seller's Knowledge which adversely affects,or which might in the future adversely affect, the operations, business, assets, properties, prospects or condition (financial or otherwise) of the Seller which has not been set forth in this Agreement or on the Schedules hereto.


                           ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser and QSI each hereby jointly and severally represents and warrants to the Seller as follows:

     4.1 Existence. The Purchaser is a corporation, validly existing and in good standing under the laws of the State of California.

     4.2 Power and Authority. The Purchaser has full power and authority to enter into this Agreement, perform its obligations hereunder, acquire and own the Transferred Assets, assume the Assumed Liabilities and carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all corporate, stockholder and other actions on the part of the Purchaser required by applicable law, its Articles of Incorporation or Bylaws, or otherwise. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except
(i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.3 No Violation. Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) contravene any provision of the Articles of Incorporation or Bylaws of the Purchaser; (b) violate, or be in conflict with, or constitute a default under, permit the termination of, or cause the acceleration of the maturity of any debt or obligation of the Purchaser under, require the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien (as defined in Section 3.8(d)) upon any property or assets of the Purchaser under, any mortgage, indenture, lease, agreement,instrument or commitment to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or (c) to the best of the Purchaser's knowledge, after due inquiry and diligent investigation, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Purchaser is subject or by which it or any of its assets or properties are bound.

     4.4 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement by the Purchaser except filings which have been made or will be made by Purchaser or QSI.

     4.5 Disclosure. No representation or warranty by the Purchaser or QSI in this Agreement (including, without limitation, the Schedules hereto supplied by Purchaser and QSI) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Purchaser or QSI which adversely affects, or which might in the future adversely affect, the operations, business, assets, properties, prospects or condition (financial or otherwise) of the Purchaser or QSI which has not been set forth in this Agreement or on the Schedules hereto or Disclosure Memorandum delivered to each Shareholder in connection herewith. The Confidential Private Placement Memorandum contains such information as has been supplied to the existing shareholders of QSI as required to be disclosed to the Purchaser by Regulation D of the Act. All parties acknowledge that a class action shareholder's lawsuit has been filed against QSI and certain of its officers and directors and that each Shareholder has received information concerning such case in the Disclosure Memorandum.

     4.6 Broker's and Finder's Fees. Neither Purchaser nor QSI is a party to, nor in any way obligated to make any payment relating to, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby.


                           ARTICLE V
      CERTAIN OBLIGATIONS OF THE PARTIES PRIOR TO CLOSING

     The Seller and the Purchaser hereby covenant as follows:

     5.1 Access Prior to the Closing. Provided Purchaser is discreet, not disruptive and maintains the confidentiality of the transactions contemplated by this Agreement, the Seller shall afford the Purchaser and Purchaser's counsel, accountants and other authorized agents and representatives (its "Advisors") reasonable access during normal business hours to the Seller's facilities, properties, books, records, customers and personnel in order that the Purchaser and its Advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of the Seller. The Seller shall furnish,or shall cause its accountants to furnish, such additional financial and operating data and other information as the Purchaser or its Advisors shall from time to time reasonably request,including, without limitation, all financial and operating data as shall be necessary for preparation of the Closing Balance Sheet (as defined in Section 5.5) and verification of the accuracy of the Financial Statements. The Seller shall, upon the reasonable request of the Purchaser, assist the Purchaser and its Advisors in contacting and communicating with suppliers, customers and employees of Seller.

     5.2 Confidentiality Prior to the Closing. Except as required by law or any securities exchange,each party hereto shall, and shall cause its officers and Advisors to, hold in strict confidence, and not disclose to others (except its Advisors) for any reason whatsoever,without the prior written consent of the other party, any nonpublic information received by it from the other party in connection with the transactions contemplated hereby and will not use such information for any purpose in the event that no Closing occurs under this Agreement.

     5.3 Conduct Prior to Closing Date. Except as otherwise contemplated by this Agreement or permitted by the prior written consent of the Purchaser, but without making any commitment on the Purchaser's behalf, prior to the Closing Date the Seller shall:

          (a) conduct its business and operations only in the ordinary course;

          (b) maintain its properties and assets including, without limitation, the Transferred Assets, in good condition and repair, perform its obligations under all agreements to which it is a party or by which it or any of its assets or properties are bound and maintain all of its Permits in good standing;

          (c) continue in effect the policies of insurance (or similar coverage) referred to in Section 3.12;

          (d) preserve the business organization, including the present work force, intact in all material respects;

          (e) use its best efforts to keep available the services of its present key employees as it deems appropriate;

          (f) maintain and preserve the goodwill of the suppliers, customers and others having business relations with Seller; and

          (g) consult with the Purchaser from time to time, upon the reasonable request of the Purchaser, with respect to any actual or proposed conduct of Seller's operations.

     5.4 Prohibited Transactions Prior to Closing Date. Except as otherwise contemplated by, or disclosed in, this Agreement or permitted by the prior written consent of the Purchaser or provided for in the operating and capital budget set forth in Schedule 9.6, prior to the Closing Date the Seller shall not:

          (a) become a party to any agreement which, if it existed on the date hereof, would be required to be listed in the Schedules pursuant to Sections 3.9, 3.10, 3.13 or 3.15 (Purchaser's consent to such Agreements shall not be unreasonably withheld and shall be delivered promptly);

          (b)   do or permit to occur any of the things referred to in
     Section 3.7;

          (c) modify or terminate any of the agreements, commitments, obligations, understandings or accounting entries listed on Schedule 3.23; or

          (d) enter into any compromise or settlement of any Action relating to Seller's assets or properties.

     5.5 Closing Balance Sheet. Within fifteen (15) days after the Closing Date, the Seller shall deliver to the Purchaser Seller's unaudited balance sheet as of the time immediately prior to the Closing (the "Closing Balance Sheet"), which balance sheet shall have been prepared by the Seller in accordance with Generally Accepted Accounting Principles.

     5.6 Lease. To the extent the Purchaser reasonably requests, the Seller shall cooperate with and provide reasonable assistance to the Purchaser with respect to the Purchaser's negotiation with the landlord for a new lease of the Premises or an assignment of the existing lease thereof.

     5.7 Cooperation. Each party hereto shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and without limiting the generality of the foregoing, to obtain all consents and authorizations of government agencies and third parties listed on Schedule 3.19, and to make all filings with and give all notices to government agencies and third parties which may be necessary or reasonably required in order to consummate the transactions contemplated by this Agreement. The Seller shall give prompt notice to the Purchaser, after receipt thereof by the Seller, of (i) any notice of, or other communication relating to, any default or event which, with notice or the lapse of time or both, would become a default under any indenture, instrument or agreement material to the operations, condition (financial or otherwise) or prospects of the Seller, to which the Seller is a party or by which the Seller, its assets or properties are bound and (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. The Seller shall obtain all required consents (except those consents set forth in Schedule 5.7 specifically identified as not being required prior to Closing) and approvals (if any) to assign and transfer the Permits to the Purchaser on the Closing Date and, to the extent that one or more of the Permits are not transferable, to obtain replacements therefor satisfactory to the Purchaser.

     5.8 No Negotiations, Etc. Prior to the Closing Date, the Seller shall not, directly or indirectly, in any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any Person with respect to the sale of all or any part of the equity securities or assets of Seller; or a merger or consolidation of the Seller with any other Person. The Seller shall, immediately upon receipt thereof, notify the Purchaser of any such offer.


                           ARTICLE VI
           CONDITIONS TO THE PURCHASER'S OBLIGATIONS

     Each and every obligation of the Purchaser under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions of any of which may be waived by Purchaser and QSI in writing:

     6.1 Representations and Warranties True. The representations and warranties of the Seller and the Shareholders contained herein, in the Schedules and Exhibits hereto and in all certificates and other documents delivered by the Seller and/or the Shareholders to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

     6.2 Performance. The Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, those referred to in Article V.

     6.3  No Adverse Changes.

          (a) No portion of the Transferred Assets shall have been damaged, destroyed or taken by condemnation to such an extent that substantial operation of Seller's operations cannot continue.

          (b) Seller shall not have suffered or become subject to changes of any kind or nature which either individually or in the aggregate adversely affect the ability of the Purchaser to continue the Acquired Business or its operations.

          (c) No material adverse change in Seller or the operations, condition (financial or otherwise) or prospects of Seller since March 31, 1997 shall have occurred except as previously disclosed in the Schedules hereto or as set forth in the budget attached hereto as Schedule 9.6.

          (d) The Seller shall not have done or permitted to occur any of the things referred to in Section 3.7, except in the ordinary course of Seller's business or as set forth in the budget attached hereto as
     Schedule 9.6.

     6.4 Transfer Instruments. The Seller shall have delivered to the Purchaser such instruments of conveyance and transfer as are contemplated by
Section 2.2.

     6.5 Opinion of Counsel to the Seller. The Seller shall have delivered to the Purchaser an opinion of Morris, Manning & Martin, counsel to the Seller, dated the Closing Date, in substantially the form attached on Schedule 6.5 attached hereto.

     6.6 Employment Agreements. Employment Agreements, each dated as of the Closing Date, between each of the Shareholders other than Hale and the Purchaser, and each in the form attached hereto as Schedules 6.6-1 through 6.6-5, shall have been duly executed by each of the Shareholders and delivered to the Purchaser.

     6.7 Lease. The Seller shall have assigned to Purchaser its lease of the Premises and shall have obtained any and all consents required in connection with such assignment.

     6.8  Certificates.  The Seller shall have furnished:  the Seller's
Articles of Incorporation, as amended, certified by the Secretary of State of the State of Georgia; certificates, dated not earlier than thirty (30) days prior to the Closing Date, of the Secretary of State of the Seller's juris-diction of incorporation and the Secretary of State of each foreign jurisdiction where the Seller has qualified to do business as to the good standing of the Seller in each such jurisdiction; and such certificates of its President or Vice President to evidence compliance with the conditions set forth in Sections 6.1, 6.2, and 6.3 and any other certificates to evidence compliance with the conditions set forth in this Article VI as may be reasonably requested by the Purchaser and a certificate of Seller's President setting forth and certifying the calculation of the Recoverable Disbursements and the matters which are the subject of this Article VI.

     6.9 Resolutions. The Seller shall have furnished a copy of the resolutions adopted by the Board of Directors and Shareholders of the Seller authorizing this Agreement and the transactions contemplated hereby, certified by a Secretary or Assistant Secretary.

     6.10 Proceedings. All corporate and other proceedings of Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as it may reasonably request.

     6.11 Absence of Litigation. There shall be no Action pending or threatened before any federal, state or local court, governmental agency or regulatory body which seeks (a) to invalidate or set aside, in whole or in part, this Agreement, (b) to restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or (c) to obtain substantial damages in connection therewith.


                          ARTICLE VII
             CONDITIONS TO THE SELLER'S OBLIGATIONS

     Each and every obligation of the Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     7.1 Representations and Warranties True. The representations and warranties of the Purchaser contained herein and in all certificates and other documents delivered by the Purchaser to the Seller pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

     7.2 Performance. The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, those referred to in Article V.

     7.3 Consents. All filings with and consents from government agencies required to consummate the transactions contemplated hereby shall have been obtained, unless the failure to obtain any such consent or make any such filing would not have a material adverse effect on the assets, properties, business or condition (financial or otherwise) of Seller or the transactions contemplated hereby, or except to the extent that making any such filing or obtaining any such consent has been waived in writing by the Seller.

     7.4 Absence of Litigation. There shall be no Action pending or threatened before any federal, state or local court, governmental agency or regulatory body which seeks (a) to invalidate or set aside, in whole or in part, this Agreement, (b) to restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or (c) to obtain substantial damages in connection therewith.

     7.5  No Adverse Changes.  Except as set forth on Schedule 7.5,

          (a) No portion of the QSI's business assets shall have been damaged, destroyed or taken by condemnation to such an extent that substantial operation of QSI's operations cannot continue.

          (b) QSI shall not have suffered or become subject to changes of any kind or nature which either individually or in the aggregate adversely affect the ability of QSI to continue its business operations.

          (c) No undisclosed material adverse change in QSI or the operations, condition (financial or otherwise) or prospects of QSI since the date of the December 31, 1996 Form 10-QSB shall have occurred.

     7.6 Authorizations and Approvals. Prior to or on the Closing Date, Purchaser and QSI shall have secured whatever authorizations or approvals are required to enable each such entity to consummate the transactions contemplated hereby and incident hereto.

     7.7 Opinion of Counsel to the Purchaser. The Purchaser shall have delivered to the Seller an opinion of Rutan & Tucker counsel to the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel.

     7.8  Employment Agreements.  The Employment Agreements set forth in
Section 6.9, each dated as of the Closing Date, between each of the Shareholders and the Purchaser, shall have been duly executed by Purchaser and delivered to each of the Shareholders.

     7.9 Certificates. The Purchaser shall have furnished: the Purchaser's Articles of Incorporation, certified by the Secretary of State of the State of California; certificates, dated not earlier than thirty (30) days prior to the Closing Date, of the Secretary of State of California and the Secretary of State of each foreign jurisdiction where the Purchaser has qualified to do business as to the good standing of the Purchaser in each such jurisdiction; and such certificates of its President or Vice President to evidence compliance with the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.5 and any other certifi-cates to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Seller.

     7.10 Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Seller and its counsel, and the Seller shall have received all such originals or certified or other copies of such documents as it may reasonably request.


                          ARTICLE VIII
                           [RESERVED]


                           ARTICLE IX
                 CERTAIN POST-CLOSING COVENANTS

     The parties hereto covenant as follows: The covenants of either Purchaser or QSI shall be deemed to be joint and several covenants of Purchaser and QSI. The covenants of Seller or the Shareholders shall be deemed to be joint and several covenants of Seller and each of the Shareholders.

     9.1 Financial Statements; Books and Records; Access. Seller shall provide to Purchaser within fifteen (15) days subsequent to the Closing Date the Post Closing Financial Statements. Thereafter Purchaser shall provide QSI with Purchaser's monthly financial statements within twenty(20) days after each month end consisting of a balance sheet and a statement of operations for the month then ended prepared in accordance with Generally Accepted Accounting Principles consistently applied. Unless otherwise consented to in writing by the Purchaser, the Seller shall not destroy, alter or otherwise dispose of any original books or records of the Seller without first offering to surrender such books and records to the Purchaser and shall maintain such books and records in good condition in a reasonably accessible location. The Seller shall allow the Purchaser and its Advisors reasonable access during normal business hours to examine and copy such books and records.

     9.2 Employee Benefits. Employees of Seller shall be entitled to distributions under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) in accordance with its terms and under applicable laws as a result of the Closing.

     9.3  Noncompetition; Confidentiality.

          (a) During the period any Shareholder is an employee of the Purchaser, such Shareholder shall not (i) directly or indirectly engage in any activity which the Purchaser shall determine in good faith to be in competition with the Purchaser, or (ii) plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with the Purchaser.

          (b) During the period any Shareholder is an employee of the Purchaser and for a period ending upon the later of (i) three (3) years (in the case of Puckett, four (4) years) after the Closing Date and (ii) one (1) year (in the case of Puckett, two (2) years) after the termination of such Shareholder's employment with the Purchaser, such Shareholder shall not, either directly or indirectly, either alone or in concert with others, (A) solicit or entice any employee of or consultant to the Purchaser to leave the Purchaser or to work for anyone other than Purchaser, or (B) solicit, entice or in any way divert any (x) customer or
     (y) supplier with whom such Shareholder has conducted business or assisted the Purchaser in providing business, to do business with any business entity in competition with the Purchaser.

          (c) Upon the termination of a Shareholder's employment with the Purchaser, such Shareholder shall not, directly or indirectly through affiliates, a partnership, a joint venture or otherwise, (i) enter into, engage in, conduct or carry on any business which produces, manufacturers, sells or distributes (v) healthcare practice management systems and/or software, (w) electronic patient records systems and/or software, (x) electronic medical records systems and/or software, (y) products of QSI (or any subsidiaries of QSI) toward which such Shareholder has contributed or will, during the term of such Shareholder's employment with Purchaser, contribute in either the areas of development or direct involvement in marketing or (z) products of the Purchaser toward which such Shareholder has contributed or will, during the term of such Shareholder's employment, contribute in either the areas of development or marketing (collectively, (v) through (z) referred to herein as a "Competitive Business") or (B) participate in the management of any person, firm, enterprise or corporation if such person, firm, enterprise or corporation engages or proposes to engage in a Competitive Business where such Shareholder engages in or assists in any of the enumerated areas, (v) through (z) above, of such Competitive Business, in the geographic areas set forth on
     Schedule 9.3 attached hereto for a period ending the later of (y) three
     (3) years after the Closing Date (four (4) years in the case of Puckett) and (x) one (1) year (two (2) years in the case of Puckett) after the date of termination of such Shareholder's employment with Purchaser.

          (d)   If any of the covenants contained in Sections 9.3(a), (b) and
     (c) is determined to be unenforceable because of the duration of such covenants or the area covered thereby, or the scope of such prohibited activities, then the court making the determination shall have the power to reduce the duration of such covenant, area covered and/or the scope of prohibited activities covered thereby, and such covenants, in their reduced form shall be enforceable. If any of the covenants contained in
     Section 9.3(a), (b) and (c) is determined to be wholly unenforceable by the courts of any domestic or foreign jurisdiction, such covenant shall be deemed severable into independent covenants and shall be enforceable as so severed to the extent permitted by such court.

          (e) The Seller and the Shareholders shall each keep all "Proprietary Information," "Inventions" and "Rights" (each as defined those certain Employment Agreements described in Section 6.9) in the strictest confidence and trust, and the Seller and each Shareholder will not disclose, use or induce or assist in the use or disclosure of any Proprietary Information, Inventions or Rights pertaining to Proprietary Information, or anything related thereto, without the prior express written consent of the Purchaser, except, while an employee of the Purchaser, as may be necessary in the ordinary course of performing his duties as an employee of the Purchaser. Seller and each Shareholder recognizes that the Acquired Business has received, and in the future the Purchaser will receive, from third parties their confidential or proprietary information subject to a duty on the Purchaser's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Seller and each Shareholder jointly and severally agrees that each owes the Purchaser and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence, and he/it shall not disclose, use or induce or assist in the use or disclosure of any such confidential or proprietary information without the prior express written consent of the Purchaser, except, while an employee of Purchaser, as may be necessary in the ordinary course of performing his duties as an employee of the Purchaser, consistent with the Purchaser's agreement with such third party.

          (f) If the Seller commits a breach, or threatens to commit a breach, of any of the provisions of this Section 9.3, the Purchaser shall have the right and remedy (in addition to any others) to have the provisions of this Section 9.3 specifically enforced by any court having equity jurisdiction, together with an accounting therefor, it being acknowledged and understood by the Seller that any such breach or threatened breach will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy therefor.


     9.4 Public Reports and Disclosure Cooperation. During the period commencing on the date of this Agreement and terminating on the fifth anniver-sary hereof, QSI shall make all necessary filings with the Securities and Exchange Commission in order to permit the use of Rule 144 under the Act for sales of QSI Shares by the Shareholders, provided that such Shareholders other-wise do not at the time of any such contemplated sale, qualify for use of Rule 144(k). Seller and each of the Shareholders shall cooperate with the requests of Purchaser and QSI in connection with any required audit of Seller or other financial disclosure concerning the transactions contemplated hereby.

     9.5 Sales Tax Receipt. Seller covenants and agrees that it will, at the earliest practicable date, pay any and all sales tax due and owing to the State of Georgia on account of the Transfer of the Transferred Assets to Purchaser hereunder or otherwise. Seller further understands and agrees that any amounts paid by Purchaser to the Georgia Department of Revenue because of Seller's sales tax liability will be setoff by Purchaser against the Contingent Payment.

     9.6 Further Funding. As a material inducement to Seller and Shareholders entering into this Agreement and to assist Seller and Shareholders in obtaining the Contingent Payment, QSI shall supply up to Two Million Dollars ($2,000,000) in funding toward the working capital of the Acquired Business from the Closing Date through March 31, 1998 (the "Working Capital Line of Credit") and that upon the Closing Date, QSI shall make a Five Hundred Fifty Thousand Dollar ($550,000) advance against such Working Capital Line of Credit to the Acquired Business to retire the Bridge Loan payable to QSI in full. The dates and amounts of each infusion shall be as specified in the budget on Schedule 9.6 attached hereto (unless otherwise mutually agreed to in writing) and be in addition to the Purchase Price payment set forth in Section 1.5. QSI shall have no further obligation to provide funding to the Acquired Business.

     9.7  Name Changes.  Purchaser shall change its name to "MicroMed
Healthcare Information Systems, Inc." ("MicroMed Name") within five (5) business days of the Closing Date. Seller shall make such filings as is necessary to accomplish same (including, without limitation, changing Seller's name to one which does not contain any of the words "MicroMed," "Healthcare," or "Information") or assist Purchaser in such filings. To the extent the MicroMed Name (or any portion thereof) is the subject of a legal challenge, controversy or dispute, or not legally available for use following the Closing, Purchaser shall have the sole discretion to discontinue its use.

     9.8 Seller and Purchaser Operations. Seller shall cease all business activity other than the activities relating to the windup of Seller's affairs as of the Closing Date. Purchaser shall conduct the sales efforts of the Acquired Business as historically conducted by the Seller and, during the twelve (12) months ending on March 31, 1998, not provide any special sales incentives, rebates, royalties, bonuses or commissions concerning the sales of its product (at any time during such period, or in the future) without the prior written consent of QSI's Chief Executive Officer. Immediately upon the Closing and until March 31, 1998, unless otherwise provided herein, Purchaser shall:

          (a) conduct the Acquired Business as a subsidiary of QSI responsible for its own profit and loss;

          (b)   retain the Acquired Business' operations in Atlanta, Georgia;
     and

          (c) continue such Acquired Business operations as historically conducted under the MicroMed Name, to the extent the MicroMed Name is not the subject of a legal challenge, controversy or dispute, or not legally available for use following the Closing with substantially the same management.

Section 1.5(c) sets forth certain additional criteria which must be met by the operations of the Acquired Business for the period from the Closing Date through March 31, 1998. If any or all of the criteria set forth in Section 1.5(c) are not met, then in addition to Seller being ineligible for the Contingent Payment, QSI may at its election assume full control of operations and management of the Acquired Business and/or, at its sole discretion, cease to:

          (x) conduct the Acquired Business as a subsidiary of QSI responsible for its own profit and loss;

          (y)   retain the Acquired Business' operations in Atlanta, Georgia;
     or

          (z) continue such Acquired Business operations as historically conducted under the MicroMed Name with substantially the same management;

or any combination of the foregoing (x), (y) and (z).

     9.9 Software Promotion. Purchaser's software shall be QSI's primary Windows software product in the medical practice management marketplace provided it proves, in the assessment of QSI, to be suitable and successful for the medical practice management markets in which QSI participates.

     9.10 Guaranty; Certain Financial Incentives. QSI guarantees the payment of the Contingent Payment in accordance with the terms and conditions of this Agreement. QSI will provide financial incentives to senior and key staff in order to promote financial and company growth. Concurrent with the Closing, options to acquire 100,000 QSI Shares ("Stock Options") will be reserved under QSI's 1989 Stock Option Plan (the "Plan") by QSI's Board of Directors for future grant to senior and key personnel of Purchaser. Immediately after the Closing, Purchaser's senior and key personnel (and such personnel thereafter hired by Purchaser) who do not have an equity interest in Seller of any kind as of the Closing Date shall be eligible to receive Stock Option grants. Commencing one year after the Closing Date of the transaction and if both Acquired Business Revenues and Pretax Operating Income for the twelve (12) months ending March 31, 1998 are at least $3.8 million and $600,000, respectively, then senior and key staff who did have an equity interest in Seller as of the Closing Date will also be eligible to be granted any remaining portion of the Stock Options not already granted as of March 31, 1998, provided any such grants to individuals identified in Schedule 9.10 attached hereto do not exceed the respective amount set forth for each individual identified therein. All Stock Option grants are subject to QSI Board approvals. At least two (2) weeks prior to any regularly scheduled meeting of the QSI Board of Directors, the President of Purchaser shall submit in writing to QSI's Chief Executive Officer recommendations for Stock Option grants which QSI's Chief Executive Officer will then present for action to QSI's Board of Directors at the next regularly scheduled meeting of QSI's Board. If Puckett is no longer President of Purchaser as a result of his death or disability prior to the allocation of such remaining Stock Options and until June 30, 1998, the Shareholders (other than Puckett or his estate) may by majority vote, recommend the allocation of the Stock Options. QSI commits to annually review and issue as appropriate additional stock options. Stock Options are subject to and governed by the Plan. Stock Option exercise prices, vesting provisions and expiration dates are as follows:

          (a) The exercise price is the last traded price on the date of grant;

          (b) Individual awarded options will be twenty-five percent (25%) vested upon each annual anniversary of the award, and one hundred percent (100%) vested after four (4) years; and

          (c)   Stock Options expire five (5) years from the date of grant.

     9.11 Sales Leads. For a period of six (6) months commencing with the Closing Date, QSI will refer all GUI/client server medical practice management system sales leads to the Acquired Business with the exception of one sales lead that QSI may pursue with a QSI customer resulting in the licensing of such Program to such customer. Also during this six (6) month period, QSI sales, training and support staff will accompany personnel of the Acquired Business on selected visits to agreed upon customers or potential customers of the Acquired Business, irrespective of whether the lead was originally generated by QSI, for the purposes of learning methodologies of the Acquired Business. All costs for QSI personnel will be borne by QSI.

     9.12 Successor Executive. In the event Puckett dies (or becomes disabled resulting in termination of employment) prior to March 31, 1998, a majority in interest of the Shareholders will, as a group (exclusive of Puckett or his estate) within thirty(30) days of such event, recommend in writing a replacement for Puckett for consideration by the Purchaser's Board of Directors which recommendation shall be accepted or rejected in writing by Purchaser's Board of Directors within thirty (30) days of such recommendation. Until March 31, 1998, no replacement shall be appointed by Purchaser's Board of Directors who has not been recommended by a majority in interest of the Shareholders as a group (exclusive of Puckett or his estate).

     9.13 Conduct of Acquired Business. Upon the Closing Date and thereafter, each of the Shareholders, in their respective capacities as officers and key employees of Purchaser as set forth in the Employment Agreements specified in Section 6.9 hereof, shall conduct the business and operations of Purchaser in a reasonable and prudent manner including complying with the policies set forth in Schedule 9.13.

     9.14 Board Composition and Representation. During the period commencing upon the Closing Date and ending on the earlier to occur of: (i) March 31, 1998 or (ii) the date upon which Purchaser fails to satisfy any one of the criteria set forth in Section 1.5(c), QSI shall vote its shares of Purchaser's common stock to elect only four (4) persons to Purchaser's Board of Directors, two (2) of whom shall be nominated by Puckett and the remaining two (2) shall be nominated by QSI. The Purchaser's Board of Directors shall adopt all necessary corporate actions to establish an executive committee of the Purchaser's Board of Directors (the "Executive Committee") comprised of the two (2) directors nominated by QSI for the sole purpose of administering and taking such action as may be required or permitted of such executive committee (such as termination for "Cause") under Puckett's Employment Agreement. In addition, QSI and Purchaser acknowledge and agree that only during the period set forth in the first sentence of this Section 9.14, Puckett shall be the Senior executive officer responsible for the management of Purchaser such that no other employee or officer of Purchaser or QSI shall have the authority or power to take any action inconsistent with, or in contravention of, the directives of Puckett, as President.

     9.15 Noninterference.  During the period commencing upon the Closing
Date and ending on the earlier to occur of: (i) March 31, 1998 or (ii) the date upon which Purchaser fails to satisfy any one of the criteria set forth in
Section 1.5(c), QSI shall not knowingly and intentionally take any corporate action designed to interfere with Purchaser's ability to achieve the Contingent Payment.


                           ARTICLE X
                  SURVIVAL OF REPRESENTATIONS
                AND WARRANTIES; INDEMNIFICATION

     10.1 Survival of Representations and Warranties. Notwithstanding (a) the making of this Agreement, (b) any examination made by or on behalf of the parties hereto and (c) the Closing hereunder, the representations and warranties of the Seller and the Purchaser contained in this Agreement, or in any document delivered pursuant to the provisions of this Agreement,shall survive the Closing for a period of three (3) years and the covenants and agreements required to be performed after the Closing or pursuant to Article V of this Agreement (unless noncompliance with those covenants contained in Article V was waived in writing at the Closing) shall survive until fully performed or fulfilled.

     10.2 Indemnification.

          (a) Subject to the provisions of Section 10.2(e),(f) (g)and (h), from and after the Closing, the Seller and the Shareholders (collectively, the Seller and Shareholders referred to as the "Seller Indemnifying Parties") shall jointly and severally indemnify and hold harmless the Purchaser and QSI and each of their respective officers, directors, partners, shareholders, successors and assigns (collectively, the "Seller Indemnified Parties") from and against any loss, claim, liability, damages, punitive damages, remedial costs, civil and criminal penalties or expenses or other damages of any kind or nature, including Purchaser's reasonable attorneys' fees and costs incurred in connection with any of the foregoing (collectively, the "Damages"), caused to the Acquired Business or any of the Seller Indemnified Parties by or arising out of (i) the failure by the Seller or any of the Shareholders to perform any covenant or agreement required to be performed by any such Person in this Agreement (unless noncompliance with those covenants was waived in writing by the Purchaser at the Closing); (ii) the failure of the Seller to pay, perform or satisfy any Excluded Liability; (iii) any judgments, orders or decrees entered in any lawsuit or proceeding or Actions against the Seller, the Acquired Business, or any of the Seller Indemnified Parties arising out of activities undertaken by the Seller prior to, on, or after the Closing Date; (iv) the failure of the Seller to pay promptly any federal, state, local or foreign taxes of the Seller (including, without limitation, all taxes of any kind or nature and all interest, additions to tax and penalties thereon) claimed or assessed for any taxable period ended on or prior to the Closing Date; (v) any Actions, claims, demands, grievances or disputes brought or initiated by third parties against QSI or the Purchaser or any of its Affiliates in connection with an Excluded Liability; or (vi) any breach of warranty or representation in this Agreement (including the Schedules hereto) made by or on behalf of the Seller and not waived in writing by the Seller Indemnified Parties. From and after the Closing, the Purchaser and QSI (the "Purchaser Indemnifying Parties") shall indemnify and hold harmless the Seller and the Shareholders and the officers, directors, successors and assigns of each (collectively, the "Purchaser Indemnified Parties"), as applicable, against any Damages caused to Seller or any of the Shareholders by or arising out of the failure by Purchaser to perform any covenant or agreement required to be performed by it in this Agreement (unless noncompliance with those covenants was waived in writing by the Seller at the Closing), or any breach of warranty or representation in this Agreement made by or on behalf of the Purchaser and not waived in writing by the Purchaser Indemnified Parties.

          (b) The Seller Indemnified Parties or the Purchaser Indemnified Parties as the case may be (the "Indemnified Party") shall notify the Seller Indemnifying Parties or the Purchaser Indemnifying Parties as the case may be (the "Indemnifying Party") within a reasonable period of time after becoming aware of, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify, any Damages which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification hereunder, and the Indemnifying Party shall be given access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determine to be related to such claim.

          (c) All claims for indemnity under this Article X shall be paid by the Indemnifying Party on demand in immediately available funds in U.S. dollars. At the Purchaser's option, in lieu of payment in cash, Purchaser shall have the absolute right in Purchaser's sole discretion to setoff, in part or in full, against any portion of the Contingent Payment then outstanding and owing to Seller, the full or partial amount of any claim for indemnity pursuant to the provisions of Section 10.2.

          (d) The Indemnified Party shall notify the Indemnifying Party with reasonable promptness of its discovery of any matter giving rise to a claim of indemnity or setoff pursuant to this Agreement. With respect to any third party claim or action that could give rise to indemnity under this Agreement, the Indemnifying Party shall be entitled to assume the defense thereof with counsel satisfactory to the Indemnified Party, provided, that upon the request of the Indemnified Party, the Indemnifying Party provide reasonable evidence of its ability to perform its obligations under this Section 10.2; and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party under the foregoing indemnity agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than (i) those relating to investigation or the furnishing of documents or witnesses and (ii) all reasonable fees and expenses of separate counsel retained by such Indemnified Party if (A) the Indemnifying Party and the Indemnified Party shall have agreed to the retention of such counsel or (B) counsel to the Indemnified Party shall have concluded reasonably that the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action. Promptly after receipt by the Indemnified Party of notice of the commencement of any action to which the Indemnifying Party is not a party, such Indemnified Party shall, if such claim in respect thereof is to be made against the Indemnifying Party pursuant to this Agreement, notify the Indemnifying Party in writing of the commencement thereof, but the failure or delay in so notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations to indemnify pursuant to the terms of this Agreement. The Indemnified Party shall keep the Indemnifying Party informed of the progress of any such action and shall not enter into any settlement of any such action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (e) The Indemnified Party shall not be entitled to indemnification hereunder until the aggregate value of all Damages claimed by such Indemnified Party exceeds $100,000, in which case the Indemnified Party shall be entitled to indemnification hereunder for the total amount of all Damages suffered or incurred by such party. Damages incurred as a result of a breach of any representation or warranty set forth in
     Section 3.21 with regard to the Business Trade Receivables shall not be included in such $100,000, but, instead shall be treated separately as set forth in Section 10.2(f).

          (f) The Indemnified Party shall not be entitled to indemnification for breaches of Section 3.21 with regard to the Business Trade Receivables hereunder until the aggregate value of all Damages as a result of any breaches of Section 3.21 with regard to the Business Trade Receivables claimed by such Indemnified Party exceeds $100,000, in which case the Indemnified Party shall be entitled to indemnification hereunder for the total amount of all Damages suffered or incurred by such party in the same manner as set forth above.

          Example: By way of example and not limitation: (i) if aggregate Damages attributable to breaches of certain representations and warranties of this Agreement, other than those of Section 3.21 with regard to Business Trade Receivables, equaled $90,000 and there existed $80,000 of Business Trade Receivables aged in excess of one hundred twenty (120) days, no indemnification for Damages would be due to the Indemnified Party; (ii) if aggregate Damages attributable to breaches of certain representations and warranties of this Agreement, other than those of
     Section 3.21 with regard to Business Trade Receivables, equaled $110,000, and there existed $80,000 of Business Trade Receivables aged in excess of one hundred twenty (120) days, $110,000 of indemnification for Damages would be due to the Indemnified Party; (iii) if aggregate Damages attributable to breaches of certain representations and warranties of this Agreement, other than those of Section 3.21 with regard to Business Trade Receivables, equaled $110,000, and there existed $130,000 of Business Trade Receivables aged in excess of one hundred twenty (120) days, $240,000 of indemnification for Damages would be due to the Indemnified Party.

          (g) Where the Indemnifying Party is the Seller Indemnifying Parties, the liability of each of the Shareholders for the indemnification obligations of the Seller Indemnifying Parties shall be limited to the amount of Damages which are the subject of such claim, multiplied by such Shareholder's percentage ownership interest in the common stock of Seller as of the Closing Date (as set forth on Schedule 10.2(g) attached hereto) and shall not exceed, with respect to each such Shareholder, the amount of consideration received by Seller from Purchaser and QSI hereunder, multiplied by such Shareholder's percentage share ownership interest in Seller, less any amount previously paid by such Shareholder to Purchaser as liquidated damages under the terms of such Shareholder's Employment Agreement described in Section 6.6.

          Example: By way of example and not limitation (and without consideration of Section 10.2(e) and (f)), if a Shareholder owned 25% of the common stock of Seller as of the Closing Date and the Seller Indemnifying Parties were responsible for Damages of $500,000, then such Shareholder would be individually responsible for no more than $125,000 of such Damages.

          Example: By way of further example and not limitation (and without consideration of Section 10.2(e) and (f)), if (i) payments to Seller on or behalf of Seller as of the date Damages are to be recovered total $6,000,000, (ii) a Shareholder owned 25% of the common stock of Seller as of the Closing Date and (iii) the Seller Indemnifying Parties were responsible for Damages of $8,000,000, then (iv) such Shareholder would be individually responsible for no more than $1,500,000 of such Damages, (v) the aggregate liability for all Shareholders would be $6,000,000 as of such date, (vi) the Purchaser Indemnifying Parties would have (x) a claim against the Seller, and (y) a setoff right against any further amounts due and payable to the Seller/Shareholders hereunder (including, without limitation, any Contingent Payment), up to the amount of any Damages not recovered as a result of the limitation contained in this Section 10.2(g).

          (h) The Indemnified Party shall not be entitled to indemnification, payment of any Damages, expenses or other remedy with respect to any representation, warranty, covenant, or obligation of the Indemnifying Party insofar as and to the extent that, such Indemnified Party had actual knowledge on or prior to the Closing Date of the inaccuracy of, or the noncompliance with any such representation, warranty, covenant or obligation.

                           ARTICLE XI
                          TERMINATION

     11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual written consent of the Purchaser and the Seller; or

          (b) by either the Purchaser or the Seller, upon written notice, if there has been a material misrepresentation or any breach on the part of the other party hereto in the representations, warranties or covenants contained in this Agreement which is not cured within fifteen (15) business days after such other party has been notified of the intent to terminate this Agreement pursuant to this subsection (b).

     11.2 Effect of Termination. In the event of the termination of this Agreement as expressly permitted under Section 11.1, such termination shall be the sole remedy and this Agreement shall forthwith become void (except for Sections 5.2 and 12.3) and there shall be no liability on the part of either the Seller or the Purchaser or any of their Affiliates; provided, however, that if such termination shall result from the willful breach by a party hereto of its obligations under this Agreement, such party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the other party as a result of such breach. In the event of the termination of this Agreement without a Closing, the Seller shall return promptly to the Purchaser all documents, work papers and other materials of the Purchaser furnished or made available to the Seller or its Advisors, and all copies thereof, and no information received by the Seller shall be revealed to any third party or used for the advantage of the Seller or any other party; and the Purchaser shall return promptly to the Seller all documents, work papers and other material of the Seller furnished or made available to the Purchaser or its Advisors, and all copies thereof, and no information received by the Purchaser shall be revealed to any third party or used for the advantage of the Purchaser or any other party.


                          ARTICLE XII
                    MISCELLANEOUS PROVISIONS

     12.1 Public Announcements. As soon as practicable following the date of this Agreement, QSI shall issue a press release concerning the transactions contemplated hereby. Such press release shall be provided to Seller for Seller's prompt comment and approval, which shall not be unreasonably withheld, no less than twelve (12) hours prior to its release to the public. Prior to the Closing Date,the Purchaser and the Seller shall notify and consult with each other prior to issuing any statement or communication to the public or the press regarding the transactions contemplated by this Agreement. Except as required by law or by any securities exchange and except as the other party hereto shall authorize in writing or as provided under this Section 12.1, the parties hereto shall not, and shall cause their respective officers, directors, employees, Affiliates and Advisors not to, disclose any matter or matters relating to this transaction to any Person not an officer, director, employee, Affiliate or Advisor of such party.

     12.2 Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of either party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, such compliance or any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.2.

     12.3 Fees and Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall bear and pay its own costs and expenses incurred in connection with the origin, preparation, negotiation, execution and delivery of this Agreement and the agreements, instruments, documents and trans-actions referred to in or contemplated by this Agreement (whether or not such transactions are consummated) including, without limitation, any fees, expenses or commissions of any of its Advisors, attorneys, agents, finders or brokers. The Purchaser shall indemnify the Seller against any claims of third parties for any brokerage, finder's, agent's or similar fees or commissions in connection with the transactions contemplated hereby insofar as such claims are alleged to be based on arrangements or contacts made by, to or with the Purchaser or its Advisors or representatives. The Seller shall indemnify the Purchaser against all such claims insofar as they are alleged to be based on arrangements or contacts made by, to or with the Seller or its Advisors or representatives.

     12.4 Bulk Sales Law Waiver. The Purchaser and the Seller each agrees to waive compliance by the other with the provisions of the Bulk Sales Law of the State of Georgia or comparable law of any jurisdiction to the extent that the same may be applicable to the transactions contemplated by this Agreement. In addition to any other indemnities provided in this Agreement, the Seller and the Shareholders agree to indemnify and hold harmless the Purchaser from and against any and all claims that may be asserted against the Purchaser or liens claimed against any of the Transferred Assets by the creditors of the Seller or other third parties under the Bulk Sales Law of the State of Georgia or comparable law of any state.

     12.5 Notices.

          (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including telefax, telegraphic, telex or cable communication) and mailed, telefaxed, telegraphed, telexed, cabled or delivered:

                            (i)    If to the Seller, to:

                         MicroMed Healthcare Information
                           Systems, Inc.
                         3405 Piedmont Road, Suite 350
                         Atlanta, Georgia 30305
                         Attn:  President
                         Fax:  (404) 467-0501

                         with a copy to:

                         Richard L. Haury, Jr., Esq.
                         Morris, Manning & Martin, LLP
                         1600 Atlanta Financial Center
                         3343 Peachtree Road N.E.
                         Atlanta, Georgia 30326-1041
                         Fax:  (404) 365-9532

                (ii) If to the Shareholders, to:

                         c/o Stephen K. Puckett
                         3295 Wake Robin Trail
                         Atlanta, Georgia  30341


                         with a copy to:

                         Richard L. Haury, Jr., Esq.
                         Morris, Manning & Martin, LLP
                         1600 Atlanta Financial Center
                         3343 Peachtree Road N.E.
                         Atlanta, Georgia 30326-1041
                         Fax:  (404) 365-9532

                          (iii)    If to the Purchaser, to:

                         c/o Quality Systems, Inc.
                         Meredith Financial Center
                         Centre Building, Suite 210
                         17822 East 17th Street
                         Tustin, California 92780
                         Attn:  President
                         Fax:  (714) 731-9494

                         with a copy to:

                         Thomas J. Crane, Esq.
                         Rutan & Tucker, LLP
                         611 Anton Boulevard, Suite 1400
                         Costa Mesa, California 92626
                         Fax:  (714) 546-9035

                           (iv)    If to QSI, to:

                         Quality Systems, Inc.
                         Meredith Financial Center
                         Centre Building, Suite 210
                         17822 East 17th Street
                         Tustin, California 92780
                         Attn:  President
                         Fax:  (714) 731-9494

                         with a copy to:

                         Thomas J. Crane, Esq.
                         Rutan & Tucker, LLP
                         611 Anton Boulevard, Suite 1400
                         Costa Mesa, California 92626
                         Fax:  (714) 546-9035

          (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 12.5
     (i) if delivered personally against proper receipt or by confirmed telefax or telex, shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, (B) by Federal Express or similar courier service with courier fees paid by the sender or (C) by telegraph or cable, shall be effective two (2) business days following the date when mailed, couriered, telegraphed or cabled, as the case may be. Either party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     12.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the parties hereto without the prior written consent of the other party; provided, however, that the Purchaser may assign its rights and obligations under this Agreement to any of its Affiliates or any entity who by merger, consolidation, purchase or sale subsequently becomes an Affiliate without the prior consent of the Seller. Any assignment which contravenes this Section 12.6 shall be void ab initio.

     12.7 Governing Law; Consent to Jurisdiction. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the conflicts of laws principles thereof, except for the covenant set forth in Section 9.3 which shall be governed by the laws of the State of Georgia.

     12.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     12.9 Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

     12.10 Entire Agreement. This Agreement (which defined term includes the Schedules and Exhibits to this Agreement) and the Employment Agreements referenced in Section 6.9, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties with respect thereto. There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

     12.11 Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or sub-ject, it shall be construed, by limiting and reducing it, so as to be enforce-able to the extent permitted under applicable law as it shall then exist.

     12.12 No Third Party Beneficiaries. Nothing in this Agreement is intended, nor shall anything in this Agreement be construed, to confer any rights, legal or equitable, in any Person (other than the parties hereto and their respective heirs, distributees, beneficiaries, executors, successors and assigns), including, without limitation, any employee of the Seller or any beneficiary of such employee.

     12.13 Miscellaneous. The persons executing this Agreement on behalf of the parties hereto are duly authorized to execute, acknowledge and deliver this Agreement.

     12.14 Attorneys' Fees. In the event it becomes necessary for any of the parties hereto to institute any action, suit or proceeding to enforce the provisions of this Agreement, the nonprevailing party agrees to pay the prevailing party's costs and fees, including reasonable attorneys' fees incurred in the enforcement of this Agreement.

     12.15 Arbitration. All disputes arising under this contract will be resolved by submission to binding arbitration at the Orange County offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). If JAMS is unable to arbitrate the dispute, then the dispute will be arbitrated at the Orange County offices of the American Arbitration Association ("AAA"). Except as specifically modified by this clause, the Commercial Arbitration Rules of the AAA will apply to all arbitrations before JAMS and the AAA. Except as specifically modified by this clause, California law, including California evidence law, shall be applied to determine all arbitrated issues (except for disputes concerning Section 9.3 which shall be governed by Georgia law). California discovery law will apply to provide all discovery available in California Superior Court cases. No punitive damages shall be awarded in any arbitration proceeding or otherwise, and such damages are hereby waived. Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and nonappealable.

     12.16 Recitals; Definitions. The Recitals and Definitions set forth herein are hereby made a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:                       MICROMED HEALTHCARE INFORMATION
                              SYSTEMS, INC.

                              By: /S/ STEPHEN K. PUCKETT

                              Title: President

PURCHASER:                    MHIS ACQUISITION CORP.

                              By: /S/ SHELDON RAZIN

                              Title: Chief Executive Officer

QSI:                          QUALITY SYSTEMS, INC.

                              By: /S/ SHELDON RAZIN

                              Title: Chief Executive Officer and
                                     President

SHAREHOLDERS:

     PUCKETT:                  /S/ STEPHEN K. PUCKETT
                              STEPHEN K. PUCKETT

     EGGENA:                   /S/ TIMOTHY EGGENA
                              TIMOTHY EGGENA

     HARMANTAS:                /S/ JONATHAN HARMANTAS
                              JONATHAN HARMANTAS

     DAVIS:                    /S/ ROBERT DAVIS
                              ROBERT DAVIS

     TICHENOR:                 /S/ MATTHEW TICHENOR
                              MATTHEW TICHENOR

     HALE:                     /S/ ROBERT HALE
                              ROBERT HALE



                              EXHIBIT 99.1

                            QSI PRESS RELEASE

FOR IMMEDIATE RELEASE                          Date:  May 5, 1997


  Quality Systems, Inc. Announces Agreement to Acquire MicroMed
                     Healthcare Systems, Inc.


Includes GUI/Client Server Practice-Management System for Medical
                           Marketplace


TUSTIN, Calif.--May 5, 1997--Quality Systems, Inc. (Nasdaq: QSII) Chairman and Chief Executive Officer Sheldon Razin Monday announced that the company has entered into a purchase agreement to acquire substantially all of the assets of MicroMed Healthcare Systems, Inc., a privately held company based in Atlanta.

MicroMed provides practice-management systems and services to the medical marketplace utilizing a Microsoft Windows-based graphical user interface (GUI) client/server platform. MicroMed's primary product, which is designed for health-care provider networks, includes a master patient index (MPI), enterprisewide appointment scheduling with referral tracking, clinical support, and centralized or decentralized patient financial management based on either a managed-care or fee-for-service model. The system is scalable, and currently MicroMed's client base includes a prestigious Florida medical center with more than 70 doctors, 20 locations and nearly 100 simultaneous system users.

The MicroMed acquisition provides another dimension to QSI's current information technology, which includes character-based UNIX medical and dental practice-management systems, Internet/intranet solutions and its subsidiary Clinitec's NextGen electronic medical records system -- a complementary product to QSI's and MicroMed's practice-management systems -- that has been designed using a GUI client/server platform.

QSI has agreed to purchase MicroMed for up to $10.8 million. QSI will form a new subsidiary composed of the net assets of MicroMed. Under terms of the agree-ment, QSI will pay $4.8 million in cash upon the closing of the transaction, which is expected to occur by May 15, 1997. QSI will pay up to an additional
$6 million no later than June 29, 1998, under a formula based primarily upon revenues and pretax operating income of the MicroMed business for the 12 months ending March 31, 1998. The additional payment, if any, is payable up to 15 percent in QSI common stock, at the option of QSI, with the balance payable in cash. The transaction will be treated as a purchase for accounting purposes.
In connection with this treatment, QSI expects to allocate a significant portion of the purchase price to be paid upon the closing to purchase in-process research and development which will be charged against operations during the quarter ending June 30, 1997, if the transaction closes when anticipated.

MicroMed President Stephen Puckett stated: "We are excited to join the team of Clinitec and longtime industry leader QSI. Our goal is to offer the health-care community a truly integrated delivery solution that empowers them in the competitive market of today and positions them for the challenges of tomorrow. We look forward to shaping the future."

Upon the closing of the acquisition, Puckett will become president of Quality Systems' new wholly owned subsidiary, which was formed to acquire the MicroMed assets. Puckett will also become an executive vice president of Quality Systems.

Razin said: "We are excited to have Steve and his talented team join with QSI. We are extremely pleased with this acquisition, and we believe that the new technologies of Micromed are a good complement to QSI's existing technology. This move will enable us to extend our product reach and offer additional products to our existing customer base. This acquisition represents one more step in the execution of QSI's growth strategy, and we are excited about the prospects for this new technology."

Quality Systems is one of the leading developers and providers of computer-based practice-management systems for medical and dental group practices, with a customer base of approximately 500 clients in 45 states, Canada, and Saudi Arabia.

This news release contains forward-looking statements that involve a number of risks and uncertanties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are volume and timing of systems sales and installations, length of sales cycles and installation process, seasonal patterns of sales and customer buying behavior, the development of competitors of new or superior technologies, delays in product development, undetected errors or bugs in software, product liability, changing economic, political or regulatory influences on the healt-care industry, changes in product-pricing policies, competitive pressures, possible regulation of the company's software by the U.S. Food and Drug Administration, general economic conditions, and the risk factors detailed from time to time in the company's periodic reports and registration statements filed with the Securities and Exchange Commission.



                             EXHIBIT 99.2

                           QSI PRESS RELEASE

FOR IMMEDIATE RELEASE                         Date:  May 15, 1997


     Quality Systems, Inc. Completes Acquisition of MicroMed
                     Healthcare Systems, Inc.


TUSTIN, CA, May 15, 1997 ... Quality Systems, Inc. (Nasdaq: QSII) Chairman and CEO Sheldon Razin announced today that the company has completed its acquisition of MicroMed Healthcare Systems, Inc., a privately held company based in Atlanta, Georgia.

Under terms of the agreement, QSI paid $4.8 million in cash upon the closing of the transaction. QSI will pay up to an additional $6 million no later than June 29, 1998, under a formula based primarily upon revenues and pre-tax operating income of the MicroMed business for the twelve months ending March 31, 1998. QSI has formed a new subsidiary composed of the net assets of MicroMed.

MicroMed provides practice management systems and services to the medical marketplace utilizing a Microsoft Windows-based graphical user interface (GUI) client/server platform. MicroMed's primary product, which is designed for healthcare provider networks, includes a master patient index (MPI), enterprise-wide appointment scheduling with referral tracking, clinical support, and centralized or decentralized patient financial management based on either a managed care or fee-for-service model. The system is scalable and currently MicroMed's client base includes a prestigious Florida medical center with more than 70 doctors, 20 locations, and nearly 100 simultaneous system users. MicroMed's product is complimentary to QSI's existing technologies.

Quality Systems is one of the leading developers and providers of computer-based practice management systems for medical and dental group practices, with a customer base of approximately 500 clients in 45 states, Canada and Saudi Arabia.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are volume and timing of systems sales and installations, length of sales cycles and installation process, seasonal patterns of sales and customer buying behavior, the development by competitors of new or superior technologies, delays in product development, undetected errors or bugs in software, product liability, changing economic, political or regulatory influences on the healthcare industry, changes in product pricing policies, competitive pressures, possible regulation of the Company's software by the U.S. Food and Drug Administration, general economic conditions, and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.